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                                 EXHIBIT 10.1

                   DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT

    THIS DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT (hereinafter referred to as "AGREEMENT"), made as of the 24th day of February, 1995, between Epitope, Inc., a corporation of the state of Oregon, having a place of business at 8505 SW Creekside Place, Beaverton, Oregon 97008, U.S.A. and SmithKline Beecham plc, a company organized under English law and having its registered office at New Horizons Court, Brentford, Middlesex TW8 9EP, England,

                               WITNESSETH THAT:

    WHEREAS, EPITOPE (as hereinafter defined) has developed the OraSure HIV-1 Oral Specimen Collection Device, and such device has received FDA (as hereinafter defined) approval for certain use by properly trained personnel under a physician's supervision, and EPITOPE has plans to seek FDA permission to market such device as an Over-the-Counter product for use in home collection of HIV-1 antibodies;

    WHEREAS, EPITOPE is the owner of all right, title and interest in certain patents and patent applications identified in Appendix A hereto and know-how which relate to the collection of antibodies and other substances from mucosal transudate and to other BODILY FLUID-based diagnostic, screening and/or detection technologies; further, such know-how includes, without limitation, techniques for the use of such BODILY FLUID as a matrix from which to detect the presence of such antibodies or other substances, such as, but not limited to, the OraSure HIV-1 Oral Specimen Collection Device and applications of the OraSure Oral Specimen Collection Device outside of the field of HIV-1 antibody detection, as well as all applications of EPITOPE's proprietary BODILY FLUID-based diagnostic, screening and/or detection technologies including, but not limited to, EPITOPE's OraQuick technology; and EPITOPE is seeking a partner to collaborate on the development and commercialization of products which are embraced by such patents and know-how throughout the world to the extent EPITOPE is legally permitted to do so in view of pre-existing contractual obligations between EPITOPE and third parties; and

    WHEREAS, SB (as hereinafter defined) is interested in collaborating on the development and commercialization of products which are embraced by such patents and know-how throughout the world to the extent EPITOPE is legally permitted to do so in view of pre-existing contractual obligations between EPITOPE and third parties, including commercializing the OraSure HIV-1 Oral Specimen Collection Device to all legally available market segments and geographic locations, to the full extent of the marketing and regulatory approvals received, now and in the future from the FDA and other domestic and foreign regulatory agencies, and in obtaining certain licenses from EPITOPE under the aforesaid patents and know-how, and EPITOPE is willing to grant to SB such licenses;

    NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, and otherwise to be bound by proper and reasonable conduct, the parties agree as follows:

1.  DEFINITIONS

    1.01 "AFFILIATES" shall mean any corporation, firm, partnership, or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a party to this AGREEMENT where "owns" or "ownership" means possession of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this AGREEMENT.

    1.02 "APPROVED PRODUCT" shall mean a PRODUCT for a SPECIFIED APPLICATION for which a DEVELOPMENT PLAN is approved in accordance with Paragraph 2.02. Notwithstanding the foregoing, the ORASURE HIV-1 ORAL SPECIMEN COLLECTION DEVICE shall constitute an APPROVED PRODUCT for the SPECIFIED APPLICATION of screening, detection and/or diagnosis of Human Immunodeficiency Virus-1 (HIV-
1) antibodies.

    1.03 "BODILY FLUID" shall mean all [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION].

    1.04 "BUNDLED PRODUCT" shall mean a collection device that is an APPROVED PRODUCT marketed to the professional MARKET SEGMENT as a unit with a testing service provided by SmithKline Beecham Clinical Laboratories and/or any AFFILIATES that are operating as a clinical laboratory.

    1.05 "COLLECTION DEVICE" shall mean a device for the collection of BODILY FLUID specimens for the purpose of detecting and/or screening for substances and/or indications and/or diagnosing conditions in BODILY FLUID for which the presence of the collected substances, indications or conditions is determined with a validated BODILY FLUID detection test which is independent of the device used for the collection of the substances, indications or conditions.

    1.06 "COMBINATION PRODUCT" shall mean a product, in finished pack form, that includes two or more PRODUCTS, or any PRODUCT which tests and/or screens for the detection and/or diagnosis of two or more substances or conditions.

    1.07 "COST OF GOODS" shall mean all direct costs related to the cost of raw materials, packaging, direct labor and associated fringe benefits directly attributable to manufacturing of an APPROVED PRODUCT. EPITOPE's methods for allocating direct costs shall be in accordance with U.S. Generally Accepted Accounting Principles (GAAP) consistently applied over time and consistent with methods applied by EPITOPE to products which have similar requirements to such APPROVED PRODUCT with respect to manufacturing, testing and storage in finished form.

    1.08 "DEVELOPMENT PLAN" shall mean each collaborative development project between EPITOPE and SB which shall be drafted, amended, and approved by the DEVELOPMENT STEERING COMMITTEE in accordance with Paragraph 2.02, and which shall thereafter be fully incorporated into this AGREEMENT as though fully set forth herein.

    1.09 "DEVELOPMENT STEERING COMMITTEE" shall mean a committee containing senior members from both parties which the parties shall establish in accordance with Paragraph 2.02. The responsibilities of the DEVELOPMENT STEERING COMMITTEE are set forth in Paragraph 2.02.

    1.10 "E.C." shall mean the countries which are members of the European Community as of the EFFECTIVE DATE.

    1.11  "EFFECTIVE DATE" shall mean February 21, 1995.

    1.12 "EPITOPE" shall mean Epitope, Inc., a corporation of the state of Oregon, having a place of business at 8505 SW Creekside Place, Beaverton, Oregon 97008, U.S.A.

    1.13 "EPITOPE MARKET SEGMENT(S)" shall mean all MARKET SEGMENTS in the EXCLUDED TERRITORY and the LIFE INSURANCE MARKET SEGMENT in the U.S.A., Japan and Canada.

    1.14 "EPITOPE NET SALES" shall mean the gross receipts received from sales of EXCLUDED PRODUCT by EPITOPE and/or its sublicensees and/or AFFILIATES, other than sales in the EPITOPE MARKET SEGMENTS and EXCLUDED TERRITORY, less deductions taken for (i) transportation charges, including insurance; (ii) sales and excise taxes and duties paid or allowed by a selling party and any other governmental charges imposed upon the production, importation, use or sale of such EXCLUDED PRODUCT; (iii) trade, quantity, and cash discounts allowed; (iv) allowances or credits to customers on account of rejection or return of EXCLUDED PRODUCT subject to royalty under this AGREEMENT or on account of retroactive price reduction affecting such EXCLUDED PRODUCT; and (v) rebates and chargebacks. Sales between or among EPITOPE and its sublicensees and/or AFFILIATES shall be excluded from the computation of EPITOPE NET SALES except where such sublicensees and/or AFFILIATES are end users, but EPITOPE NET SALES shall include the subsequent final sales to THIRD PARTIES by such sublicensees and/or AFFILIATES.

    1.15 "EXCLUDED PRODUCT(S)" shall mean any and all present and future PRODUCTS designated as EXCLUDED PRODUCTS in accordance with this AGREEMENT.

    1.16 "EXCLUDED COMBINATION PRODUCT" shall mean a product, in finished pack form, that includes two or more EXCLUDED PRODUCTS, or any EXCLUDED PRODUCT for detecting, screening or diagnosing two or more substances, indications or conditions.

    1.17 "EXCLUDED PRODUCT KNOW-HOW" shall mean all KNOW-HOW as well as all SB KNOW-HOW, to the extent that SB is free to disclose such as provided by this AGREEMENT, which relates to EXCLUDED PRODUCT and shall include, without limitation, all chemical, pharmacological, toxicological, clinical, assay, regulatory, control and manufacturing data and any other information and reagents relating to EXCLUDED PRODUCT and useful or required for the development and commercialization of EXCLUDED PRODUCT or the products which are the subject of the written notice given to SB in accordance with Paragraph 7.02(b).

    1.18 "EXCLUDED PRODUCT PATENT(S)" shall mean all PATENTS and SB PATENTS which generically or specifically claim EXCLUDED PRODUCT, a process for manufacturing EXCLUDED PRODUCT, an intermediate used in such process or a use of EXCLUDED PRODUCT. In addition, included within the definition of EXCLUDED PRODUCT PATENTS are any continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof and all SPCs covering an EXCLUDED PRODUCT. Also included within the definition of EXCLUDED PRODUCT PATENTS are any patents or patent applications which generically or specifically claim any improvements on EXCLUDED PRODUCT or intermediates or manufacturing processes required or useful for production of EXCLUDED PRODUCT.

    1.19 "EXCLUDED PRODUCT SPC(S)" shall mean a right which is not an EXCLUDED PRODUCT PATENT but which is based upon an EXCLUDED PRODUCT PATENT to exclude others from making, using or selling EXCLUDED PRODUCT, such as a Supplementary Protection Certificate.

    1.20 "EXCLUDED TERRITORY" shall mean Singapore, Malaysia, Argentina, Brazil, Paraguay, South Africa, Thailand, Uruguay, and the People's Republic of China.

    1.21  "FDA" shall mean the United States Food and Drug Administration.

    1.22 "LAUNCH" shall mean, with respect to a PRODUCT and/or APPROVED PRODUCT in a country, the first sales of the PRODUCT and/or APPROVED PRODUCT for commercial use in that country, but shall not be deemed to have occurred until PRODUCT APPROVAL in that country.

    1.23 "KNOW-HOW" shall mean all present and confidential future information and know-how owned by EPITOPE, or for which EPITOPE otherwise has, now or in the future, the right to grant licenses during the term of this AGREEMENT, which relates to PRODUCT and shall include, without limitation, all chemical, pharmacological, toxicological, clinical, assay, regulatory, control and manufacturing data and any other information and reagents relating to PRODUCT and useful or required for the development and commercialization of PRODUCT, to the extent that EPITOPE is free to disclose such as provided by this AGREEMENT.

    1.24 "LIFE INSURANCE MARKET SEGMENT" shall mean sales of a PRODUCT for the purpose of risk assessment of applicants in connection with underwriting of insurance.

    1.25 "MARKET SEGMENTS" shall mean, depending on the particular PRODUCT, any or all of the customer business segments for PRODUCTS in any country of the world, exemplified by, but not limited to:

          (a) the entire Over-the-Counter market segment, including retail and direct mail;

          (b)   the managed care market segment;

          (c) the office-based physician/dentist market segments (e.g., general practice physicians, family practice physicians, internal medicine physicians, osteopathic physicians);

          (d)   the LIFE INSURANCE MARKET SEGMENT; and

          (e)   the government, hospital and institutional market segments.

    1.26 "NET SALES" shall mean the gross receipts received from sales of APPROVED PRODUCT in the TERRITORY by SB and/or its AFFILIATES and/or sublicensees to THIRD PARTIES under this AGREEMENT less deductions for (i) transportation charges, including insurance; (ii) sales and excise taxes and duties paid or allowed by a selling party and any other governmental charges imposed upon the production, importation, use or sale of such APPROVED PRODUCT; (iii) trade, quantity and cash discounts allowed; (iv) allowances or credits to customers on account of rejection or return of APPROVED PRODUCT subject to royalty under this AGREEMENT or on account of retroactive price reductions affecting such APPROVED PRODUCT; and (v) rebates and chargebacks. Sales between or among SB and its AFFILIATES or sublicensees shall be excluded from the computation of NET SALES except where such AFFILIATES or sublicensees are end users, but NET SALES shall include the subsequent final sales to THIRD PARTIES by such AFFILIATES or sublicensees.

    1.27 "NON INVASIVE" when applied to a diagnostic device, means one that does not by design or intention penetrate or pierce the skin or mucous membranes of the body, the ocular cavity, or the urethra.

    1.28 "ORASURE HIV-1 ORAL SPECIMEN COLLECTION DEVICE" shall mean a device for the collection of oral fluid specimens for the purpose of screening, detecting and/or diagnosing antibodies to Human Immunodeficiency Virus Type I (HIV-1) in oral mucosal transudate fluid for which the presence of the collected antibodies is determined with a validated test which is independent of the device used for the collection of the antibodies.

    1.29 "OTC APPROVAL" shall mean the date when FDA approval for OTC sales ("Over-the-Counter" direct to consumer), or other such approval as pertinent, is final.

    1.30 "OTC LAUNCH" shall mean, with respect to a PRODUCT and/or APPROVED PRODUCT in a country, the first sale direct to the consumer, "Over-the-Counter" where such regulatory distinction exists.

    1.31 "OTC LAUNCH YEAR" means the 12 month period after OTC LAUNCH in each country.

    1.32 "PATENT(S)" shall mean all patents and patent applications which are or become owned in whole or in part by EPITOPE, or in which EPITOPE otherwise has, now or in the future, the right to grant licenses during the term of this AGREEMENT, which generically or specifically claim APPROVED PRODUCT, a process for manufacturing APPROVED PRODUCT, an intermediate used in such process, or a use of APPROVED PRODUCT. In addition, included within the definition of PATENTS are any continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof and all SPC's. Also included within the definition of PATENTS are any patents or patent applications which generically or specifically claim any improvements on APPROVED PRODUCT or intermediates or manufacturing processes required or useful for production of APPROVED PRODUCT which are developed by EPITOPE, or for which EPITOPE otherwise has the right to grant licenses, now or in the future, during the term of this AGREEMENT. The current list of patent applications and patents as of the EFFECTIVE DATE is set forth in APPENDIX A attached hereto. APPENDIX A shall be updated by EPITOPE on a semi-annual basis.

    1.33 "PRODUCT(S)" shall mean any and all present and future tests and/or devices, including, but not limited to, the ORASURE HIV-1 ORAL SPECIMEN COLLECTION DEVICE and tests and/or devices based upon OraQuick technology, and/or improvements of such tests and/or devices, and/or any combination thereof, which are based on BODILY FLUID diagnostic screening and/or detection technology and any underlying technology which are owned or controlled in whole or in part by EPITOPE as of the EFFECTIVE DATE or are acquired or developed by EPITOPE during the term of this AGREEMENT or which EPITOPE otherwise has the right to grant licenses, now or in the future, during the term of this AGREEMENT. Notwithstanding the foregoing, PRODUCT shall not include any ELISA, screening, or detection assay which is sold separately from a BODILY FLUID collection device except for such assays which become APPROVED PRODUCTS in accordance with Paragraph 2.02.

    1.34 "PRODUCT APPROVAL" shall mean, with respect to a PRODUCT and/or APPROVED PRODUCT to be sold for a specific use in a country, the issuance of all governmental approvals, permits, licenses, or other authorization required for sale of the PRODUCT and/or APPROVED PRODUCT for the SPECIFIED APPLICATION. If no such authorizations are required in a country, PRODUCT APPROVAL shall be deemed to have occurred in that country when the PRODUCT and/or APPROVED PRODUCT is first launched for the specific use in that country.

    1.35 "SB" shall mean SmithKline Beecham plc, a company organized under English law and having its registered office at New Horizons Court, Brentford, Middlesex TW8 9EP, England and only such of its AFFILIATES and subsidiaries to which it may assign all or part of its rights and obligations in accordance with Paragraph 4.03 or Paragraph 26.01.

    1.36 "SB KNOW-HOW" shall mean all information and know-how owned in whole or in part by SB which is developed in the course of and during the term of this AGREEMENT, to the extent that SB is free to disclose such as provided by this AGREEMENT, which relates to APPROVED PRODUCT and shall include, without limitation, all chemical, pharmacological, toxicological, clinical, assay, regulatory, control and manufacturing data and any other information and reagents relating to APPROVED PRODUCT and useful or required for the development and commercialization of APPROVED PRODUCT.

    1.37 "SB MARKET SEGMENT(S)" shall mean all MARKET SEGMENTS other than the EPITOPE MARKET SEGMENTS.

    1.38 "SB PATENT(S)" shall mean all patents and applications which are owned in whole or in part by SB which claim inventions which are invented in the course of and during the term of the AGREEMENT, which generically or specifically claim APPROVED PRODUCT, a process for manufacturing APPROVED PRODUCT, an intermediate used in such process, or a use of APPROVED PRODUCT. In addition, included within the definition of SB PATENTS are any continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof and all SPCS covering APPROVED PRODUCT. Also included within the definition of SB PATENTS are any patents or patent applications which generically or specifically claim any improvements on APPROVED PRODUCT or intermediates or manufacturing processes required or useful for production of APPROVED PRODUCT.

    1.39 "SPC(S)" shall mean a right which is not a PATENT or SB PATENT but which is based upon a PATENT or SB PATENT to exclude others from making, using or selling APPROVED PRODUCT, such as a Supplementary Protection Certificate.

    1.40 "SPECIFICATIONS" means the specifications for manufacturing for each APPROVED PRODUCT required by applicable governmental regulatory authorities.

    1.41 "SPECIFIED APPLICATION" shall mean the use of an APPROVED PRODUCT with its accompanying assay, requiring separate regulatory approval or development costs, for the screening, detection and/or diagnosis of a particular substance, indication or condition, and each use of an APPROVED PRODUCT with different assays to the extent additional regulatory approvals or development costs are required.

    1.42 "TERRITORY" shall mean all the countries and territories of the world except Singapore, Malaysia, Argentina, Brazil, Paraguay, South Africa, Thailand, Uruguay and the People's Republic of China, except as otherwise provided by Paragraph 8.01. In the event that EPITOPE reacquires the right to grant the license outlined in Article 4 with respect to any or all of Singapore, Malaysia, Argentina, Brazil, Paraguay, South Africa, Thailand, Uruguay, and the People's Republic of China, EPITOPE shall so notify SB, in writing to be sent within thirty (30) days, and the TERRITORY shall automatically be expanded to include such country and, in such event, with respect to each country added to the TERRITORY, SB must provide EPITOPE, no later than six (6) months after SB's receipt of EPITOPE's notice, with a written business plan outlining SB's envisioned approach to the registration and commercialization of PRODUCT and/or APPROVED PRODUCT in each added country selected by SB. Any country not selected by SB in accordance with this Paragraph 1.43 shall then be subject to the procedures described in Paragraph 8.01(b).

    1.43 "THIRD PARTY(IES)" shall mean any party other than a party to this AGREEMENT, AFFILIATE, or sublicensee.

    1.44 "U.S.A." shall mean the United States of America and all of its territories and possessions.

2.  DEVELOPMENT

    2.01 As of the EFFECTIVE DATE, it is envisioned that the principles guiding the development of PRODUCT during the term of the AGREEMENT shall include:

          (a) continuously improving the underlying technology of BODILY FLUID-based screening, detection and/or diagnostic testing, including a laboratory ELISA assay, and confirmatory testing required therefor; and

          (b) applying this technology to an array of professional and Over-the-Counter screening and/or diagnostic testing applications.

    2.02  (a)   Promptly after the EFFECTIVE DATE, the parties shall
establish a DEVELOPMENT STEERING COMMITTEE. The DEVELOPMENT STEERING COMMITTEE shall consist of six (6) members, three (3) of whom shall be appointed by SB and three (3) of whom shall be appointed by EPITOPE, and shall be chaired by a member appointed by SB. The purpose of the DEVELOPMENT STEERING COMMITTEE shall be to agree, in good faith, on the development of each PRODUCT for a SPECIFIED APPLICATION, to set forth such agreement in a DEVELOPMENT PLAN to be drafted by the DEVELOPMENT STEERING COMMITTEE for each such PRODUCT for such SPECIFIED APPLICATION, to determine the respective activities and responsibilities of the parties for such development, to audit the actual costs incurred by EPITOPE in conducting its specified activities and responsibilities outlined in the DEVELOPMENT PLAN and utilize such audit to determine when such costs are equal to the Estimated Development Costs as defined in Paragraph 3.02, to determine the technical feasibility criteria required by Paragraph 2.06, to determine the development costs funded by SB for purposes of Paragraph 7.03, and to determine the necessity for the additional funding contemplated by Paragraph 3.01. Once a DEVELOPMENT PLAN is approved for a particular PRODUCT, such PRODUCT shall thereafter become an APPROVED PRODUCT. Each such DEVELOPMENT PLAN shall be amended by the DEVELOPMENT STEERING COMMITTEE as necessary. Each such DEVELOPMENT PLAN shall include, for each individual target APPROVED PRODUCT, at least the following:

          (1)   projected timelines to commercialization;

          (2)   resource requirements;

          (3) the respective activities and responsibilities of the parties for such development;

          (4)   technology to be developed (e.g., OraSure versus
                OraQuick);

          (5)   Estimated Development Costs outlined in Paragraph 3.02;
    and

          (6) the milestones to be achieved for the payments outlined in Paragraph 3.02.

    (b) All decisions for which the DEVELOPMENT STEERING COMMITTEE cannot reach consensus shall be submitted for resolution by senior EPITOPE and SB management if such decisions relate to issues concerning the milestones to be achieved for the payments outlined in Paragraph 3.02, determination of actual achievement of any such milestone, or auditing of actual costs incurred by EPITOPE in carrying out its development responsibilities in accordance with a particular APPROVED PRODUCT's DEVELOPMENT PLAN. If the parties cannot reach agreement within 30 days, the matter will be submitted to arbitration in accordance with Article 21. All other decisions for which the DEVELOPMENT STEERING COMMITTEE cannot reach consensus shall be submitted for resolution to senior SB management.

    (c) The DEVELOPMENT STEERING COMMITTEE shall schedule periodic meetings to be held at least quarterly provided that the first such meeting shall be held no later than forty-five (45) days, after the EFFECTIVE DATE. At its first meeting, the DEVELOPMENT STEERING COMMITTEE shall establish the procedure, including deadlines from the date of submission, for deciding whether to fund, defer, or reject a PRODUCT proposed for development by EPITOPE, and shall establish the period during which projects may be deferred. Such procedure may be amended from time to time.

    2.03 The parties shall use reasonable efforts to carry out their respective responsibilities in the development of APPROVED PRODUCT(S), substantially in accordance with the DEVELOPMENT PLAN for each PRODUCT.

    2.04 Except as provided in Paragraph 2.02 with respect to EPITOPE's responsibility for performing development work as provided in the DEVELOPMENT PLAN, SB shall have full control, authority and responsibility for the development of each PRODUCT and/or APPROVED PRODUCT within the TERRITORY, including, but not limited to, the selection of any PRODUCT for development or the termination of any APPROVED PRODUCT's development and, subject only to Paragraph 4.02, Article 7 or as otherwise expressly provided in this AGREEMENT, commercialization thereof, provided that any decision to discontinue an APPROVED PRODUCT's development shall not be made without SB's prior full disclosure to EPITOPE concerning the rationale and consequences of such discontinuance. Attainment and maintenance of regulatory approvals and price registrations for APPROVED PRODUCT within the TERRITORY shall also be the sole responsibility of SB, except that such shall also be EPITOPE's responsibility, to the extent, if any, it is necessary to enable EPITOPE to promote and sell APPROVED PRODUCT to the EPITOPE MARKET SEGMENTS in accordance with Paragraph 8.02 or sell EXCLUDED PRODUCTS as provided in this AGREEMENT.

    2.05 In addition to EPITOPE's development responsibilities outlined in the DEVELOPMENT PLAN, EPITOPE shall provide to SB, at SB's request, reasonable technical assistance within its area of expertise concerning development, registration and commercialization of APPROVED PRODUCT.

    2.06  (a)   EPITOPE shall agree to undertake the development of any
PRODUCT including any accompanying assets at the DEVELOPMENT STEERING COMMITTEE's request, provided such development is in accordance with Articles 2 and 3 of this AGREEMENT.

    (b) EPITOPE agrees to present any concepts, proposals, and projects concerning the continuous improvement and/or development of APPROVED PRODUCT, PRODUCT, and /or any underlying technology to the DEVELOPMENT STEERING COMMITTEE. The obligation of the DEVELOPMENT STEERING COMMITTEE to evaluate any such PRODUCT shall be performed in accordance with subparagraph (c) herein.

    (c) SB shall have the option to fund development of and market any PRODUCT and/or underlying technology which EPITOPE desires to develop, provided that EPITOPE has demonstrated that such PRODUCT is technically feasible. Such development shall be in accordance with Article 2 and 3 of this AGREEMENT.

                (i) If development funding on an annual budgeted basis is equal to or greater than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] then:

                (A) SB may defer funding PRODUCT development within the context of its strategic planning process without the loss of any SB rights. If SB defers funding development for a given PRODUCT, then Epitope may request and DEVELOPMENT STEERING COMMITTEE may approve EPITOPE's request to fund the PRODUCT development itself. SB shall have the right at any time during the development process to assume responsibility for funding such development upon reimbursement of EPITOPE's direct cost already incurred in connection with such development; or

                (B) SB may decline to fund PRODUCT development and through completion of its next internal budgetary cycle shall have the option with respect to such PRODUCT development. If SB then elects to develop such PRODUCT, SB shall reimburse EPITOPE for any direct costs in connection with such development already incurred by EPITOPE; or

                 (C) In the event SB elects not to exercise such option with respect to funding PRODUCT development, EPITOPE may elect to continue funding such development on its own and shall be permitted to commercialize such PRODUCT to any MARKET SEGMENT provided EPITOPE does not utilize a THIRD PARTY sales force and/or marketing organization (other than an independent, locally-based sales force and/or marketing organization without significant internationally based affiliations) for such commercialization.

                (D) EPITOPE may elect to fund development of a PRODUCT deferred by the DEVELOPMENT STEERING COMMITTEE without approval of the DEVELOPMENT STEERING COMMITTEE provided it had not exercised such right within the preceding two years.

                (ii) If development funding on an annual budgeted basis is less than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], then SB may exercise or not exercise, but may not defer its option to fund development. If SB elects not to exercise its option with respect to a particular PRODUCT, then:

                (A) EPITOPE may elect to fund such development on its own. However, SB shall have the option through completion of its next internal budgetary cycle to assume the PRODUCT development. If SB then elects to assume such PRODUCT development, SB shall reimburse EPITOPE for any direct costs in connection with such development already incurred by EPITOPE;

                (B) If at the end of SB's next internal budgeting cycle SB elects not to exercise such option with respect to funding a particular PRODUCT, EPITOPE shall be permitted to commercialize such PRODUCT to any MARKET SEGMENT, provided EPITOPE does not utilize a THIRD PARTY sales force and/or marketing organization (other than an independent, locally-based sales force and/or marketing organization without significant, internationally-based affiliations for such commercialization).

                (iii) In the event SB elects not to exercise its option under either Paragraph 2.06(c)(i)(C) or Paragraph 2.06(c)(ii)(B), above, then EPITOPE shall have the right to offer such product and/or underlying technology to a THIRD PARTY provided that SB shall have a right of first refusal on terms as favorable as those last offered to such THIRD PARTY. In the event EPITOPE shall elect not to commercialize such PRODUCT to one or more MARKET SEGMENTS in one or more countries of the world, SB shall have the first right to such commercialization upon terms to be mutually negotiated by the parties in good faith. EPITOPE shall be reimbursed for the direct costs already incurred in developing such PRODUCT, provided that in the event SB elects not to exercise such first right, EPITOPE shall not offer such commercialization rights to any THIRD PARTY upon terms any more favorable than those which were offered to SB.

    (d) In the event [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] the development of a PRODUCT for EPITOPE, SB shall have a right of first refusal to develop such PRODUCT [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] provided that SB does not have to [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] until such time as such PRODUCT is determined to be technically feasible, and further provided that any such development shall be in accordance with Articles 2 and 3 of this AGREEMENT.

    (e) All SB [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] as set forth in this paragraph shall [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of establishing technical feasibility or notification of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] whichever is later. In the event SB elects [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] with respect to a particular PRODUCT, EPITOPE shall not enter into any agreement with such [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] to SB.

    (f) "Technically feasible" as used in this Paragraph 2.06 shall mean that a PRODUCT has demonstrable ability to perform its intended function as determined by criteria set up by the DEVELOPMENT STEERING COMMITTEE.

    (g) Any SB option set forth in this Paragraph 2.06 shall expire within [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] after SB receives notice of a situation that gives rise to its right to exercise its option. Such time frame shall not affect any other rights reserved to SB in this Paragraph 2.06.

3.  DEVELOPMENT FUNDING

    3.01 EPITOPE shall perform and fund all clinical trials and regulatory work required in the U.S.A. after the EFFECTIVE DATE for obtaining approval from the FDA for marketing the ORASURE HIV-1 ORAL SPECIMEN COLLECTION DEVICE to the non-professional, Over-the-Counter market segments for the screening, diagnosis and/or detection of Human Immunodeficiency Virus-I (HIV-1), up to a maximum of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]. In the event the costs of such clinical trials and other regulatory work exceeds [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], the DEVELOPMENT STEERING COMMITTEE shall meet to determine if additional funding of such clinical trials and other regulatory work is likely to achieve the desired FDA approval, and if the DEVELOPMENT STEERING COMMITTEE determines that additional funding is warranted, SB will fully fund the remaining clinical trials and other regulatory work, provided that fifty percent (50%) of all such funding shall be fully creditable against any future royalties SB may owe to EPITOPE under Article 5.

    3.02  (a)   SB shall provide funding to EPITOPE to assist EPITOPE in
carrying out EPITOPE's responsibilities outlined in each DEVELOPMENT PLAN. Prior to initiating development (including clinical trials in any country of the TERRITORY) of any PRODUCT (other than the ORASURE HIV-1 ORAL SPECIMEN COLLECTION DEVICE in the U.S.A.), the DEVELOPMENT STEERING COMMITTEE shall estimate the total development costs for such PRODUCT ("Estimated Development Costs"). It is understood that, with respect to any ORASURE COLLECTION DEVICE, including the ORASURE HIV-1 ORAL SPECIMEN COLLECTION DEVICE, SB shall not be responsible for reimbursing to EPITOPE any costs incurred by EPITOPE prior to the EFFECTIVE DATE with the exception of the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] COLLECTION DEVICES whose development expense to date shall be reimbursed as a condition of SB designating these items as APPROVED PRODUCTS.

    (b) Estimated Development Costs shall include a reasonable estimated budget of all direct expenses, including salaries, which will be incurred by EPITOPE for the development of a particular PRODUCT and SB shall pay EPITOPE [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of such Estimated Development Costs within sixty (60) days after the DEVELOPMENT PLAN for such PRODUCT has been accepted by the DEVELOPMENT STEERING COMMITTEE, minus any portion of such payment which is satisfied by the escrow account provided for in Paragraph 3.03. The remaining [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the Estimated Development Costs shall be paid to EPITOPE, on an incremental basis, within thirty (30) days after the achievement of relevant milestones for the particular PRODUCT as set forth in the DEVELOPMENT PLAN for such PRODUCT provided:

          (i) each payment which is owed in accordance with this Paragraph 3.02 shall be made only once for each APPROVED PRODUCT;

          (ii) such payments shall be non-refundable to SB for any reason; and

          (iii) such payments shall be the remainder of any portion of such payment which is satisfied by the escrow account provided for in Paragraph 3.03.

    3.03 SB shall pay one million U.S. dollars (U.S. $1,000,000) into an interest bearing escrow account within forty-five (45) days of the EFFECTIVE DATE if the AGREEMENT has not been terminated by SB prior to such date, provided that the transfer of such money to EPITOPE shall be only in accordance with the Estimated Development Cost procedure outlined in Paragraph 3.02, and further provided that the parties agree that there shall be at least one DEVELOPMENT PLAN approved in accordance with Paragraph 2.02 no later than six (6) months after the EFFECTIVE DATE, involving Estimated Development Costs of at least [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] to be spent within [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the EFFECTIVE DATE.

    3.04 The funding to be provided by SB to EPITOPE under Paragraphs 3.01 and 3.02 is the full extent of SB's responsibility for paying the direct costs to EPITOPE associated with EPITOPE's development responsibilities outlined in the DEVELOPMENT PLAN. EPITOPE may halt its development activities for any APPROVED PRODUCT after the DEVELOPMENT STEERING COMMITTEE has determined that the Estimated Development Costs for such APPROVED PRODUCT have been reached or that further support is not warranted. If the DEVELOPMENT STEERING COMMITTEE determines that additional funding is warranted, and SB determines that it will fully fund the additional amount, EPITOPE shall continue the development activities for the APPROVED PRODUCT in accordance with such APPROVED PRODUCT's DEVELOPMENT PLAN. If SB determines that it is unwilling to fund any APPROVED PRODUCT's development either after the Estimated Development Cost for such APPROVED PRODUCT have been reached or the DEVELOPMENT STEERING COMMITTEE has determined that further support is not warranted, then such APPROVED PRODUCT shall thereafter become an EXCLUDED PRODUCT and written notice of the determination shall be provided to EPITOPE.

    3.05 SB shall have full responsibility, at its expense, for the attainment and maintenance of regulatory and price registrations for APPROVED PRODUCT throughout the TERRITORY, except for the ORASURE HIV-1 ORAL SPECIMEN COLLECTION DEVICE in the U.S.A., provided that [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of all such expense shall be fully creditable against any future royalties SB may owe to EPITOPE under
Article 5.

4.  GRANT

    4.01 EPITOPE hereby grants to SB an exclusive license under all of EPITOPE's interests and rights in PATENTS and KNOW-HOW to use and sell APPROVED PRODUCT to the SB MARKET SEGMENTS in the TERRITORY subject to the terms and conditions of this AGREEMENT.

    4.02 SB hereby grants to EPITOPE an exclusive license under all of SB's interests and rights in SB PATENTS and SB KNOW-HOW, to the extent necessary to enable EPITOPE to make, have made, use and sell APPROVED PRODUCT to the EPITOPE MARKET SEGMENTS subject to Paragraph 8.02 and the other terms and conditions of this AGREEMENT.

    4.03 The license granted to SB under Paragraph 4.01 includes the right to grant sublicenses, provided that such right shall mean that SB shall have the unqualified right to sublicense any or all of its rights and obligations under this AGREEMENT to any of its AFFILIATES, and SB's right to grant any such sublicense to any THIRD PARTY is subject to the prior written consent of EPITOPE which consent shall not be unreasonably withheld.

    4.04 SB's obligations under this AGREEMENT are subject to satisfaction, or waiver by SB, of each of the following conditions:

    (a) EPITOPE shall have entered into amendments to existing Supply Agreements with [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION].

    (b) EPITOPE shall have entered into the option agreement with [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] described in Paragraph 9.13;

    (c) [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], a joint venture company established under the laws of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], shall have been dissolved, or steps satisfactory to SB to effect dissolution shall have been taken; and

    (d) SB's due diligence review of EPITOPE's quality assurance procedures and records, patents, regulatory affairs, and legal proceedings, which shall be completed within forty-five (45) days of the EFFECTIVE DATE, shall not have revealed materially adverse information, condition or issues which could be material to SB's decision to enter into this AGREEMENT and to undertake the commitments and obligations set forth herein.

    4.05 EPITOPE shall exercise its best efforts to ensure the removal of the conditions set forth in Paragraph 4.04.

5.  PAYMENTS AND ROYALTIES

    5.01 As consideration for the license under PATENTS and KNOW-HOW granted to SB under this AGREEMENT, SB shall pay to EPITOPE one million U.S. dollars (U.S. $1,000,000) within forty-five (45) days after the EFFECTIVE DATE if the AGREEMENT has not been terminated by SB prior to such date. Furthermore, SB shall pay an additional four million U.S. dollars (U.S. $4,000,000) into an interest bearing escrow account within forty-five (45) days of the EFFECTIVE DATE if the AGREEMENT has not been terminated by SB prior to such date, provided that the transfer of such money to EPITOPE shall occur upon, and only upon the occurrence of one of the following conditions:

    (a) EPITOPE is able to get FDA-approved expiration dating of at least two (2) years for the ORASURE HIV-1 ORAL SPECIMEN COLLECTION DEVICE; or

    (b) SB is able to achieve $[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] in annual NET SALES of the ORASURE HIV-1 ORAL SPECIMEN COLLECTION DEVICE in the TERRITORY.

    5.02 In the event that the present nine (9) month expiration dating approved by the FDA is reduced to six (6) months, or less, as a result of stability testing currently under consideration or as a result of other FDA mandate, the Development Steering Committee shall meet to assess the problem and reach a mutually acceptable solution. If no agreement is reached within a reasonable period of time, but no longer than 30 days, then the issue shall be referred to senior SB management for disposition which may include immediate termination of this agreement. In the event this agreement is terminated, then Epitope shall return to SB the one million U.S. dollars (U.S. $1,000,000) that was paid pursuant to Paragraph 5.01, less any direct out-of-pocket costs expended by Epitope for clinical trials pursuant to Paragraph 3.01 and for any additional stability/expiry testing expressly requested by SB.

    In addition, if EPITOPE is unable to get FDA-approved expiration dating of at least two (2) years for the ORASURE HIV-1 ORAL SPECIMEN COLLECTION DEVICE within one (1) year after the EFFECTIVE DATE, the one million U.S. dollar payment made by SB to EPITOPE within forty-five days after the EFFECTIVE DATE shall be fully creditable against any future royalties SB may owe EPITOPE under this AGREEMENT. If, however, EPITOPE subsequently obtains such FDA approved expiration dating, no part of the one million dollar payment shall thereafter be credited against royalties.

    5.03 As consideration for the license under PATENTS granted to SB under this AGREEMENT, and subject to Paragraphs 5.04, 5.05 and 11.02, SB shall pay to EPITOPE a royalty of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] on NET SALES in all countries of the TERRITORY in which there is an issued and enforceable PATENT which claims the APPROVED PRODUCT sold. After all such patents have expired royalties shall be payable for the applicable APPROVED PRODUCT under Paragraph 5.07(a).

    5.04 Royalties on a BUNDLED PRODUCT shall consist of the royalty set in Paragraph 5.03 or 5.07(a), as appropriate, plus a royalty for the testing service as set forth in APPENDIX B, attached and made a part hereto. Should NET SALES of a particular BUNDLED PRODUCT exceed [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]% of total NET SALES on a corresponding APPROVED PRODUCT, then EPITOPE shall be entitled to extend the exclusive manufacturing period as set forth in Paragraph 9.03(d) by up to two years as set forth in Appendix B attached hereto. Such extension shall only be adjusted on December 31 of each year. In no event shall the cumulative extension of Paragraph 9.03(d) and this Paragraph exceed five (5) years. In no way shall this Paragraph limit the rights of SB as set forth in Paragraph 9.06.

    Within [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the EFFECTIVE DATE, SB will provide EPITOPE with a transfer price for the sale of the COLLECTION DEVICE to [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]. Such price shall be reasonable and in accordance with [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION].

    5.05 Notwithstanding Paragraph 5.03, for each [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] reduction of an APPROVED PRODUCT's market share in a particular country of the TERRITORY due to substantial competition, the royalty outlined in Paragraph 5.03 for NET SALES of such APPROVED PRODUCT in such country shall be reduced by [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]. No reduction shall occur until SB's market share is reduced at least [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]% for a [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] period because of any third party's competitive product; the aforementioned royalty reduction shall be applied retroactively to the date on which substantial competition (as defined in this Paragraph) is first established in such country and shall continue only for so long as such substantial competition continues. Notwithstanding Paragraph 5.07(a), the royalty outlined in Paragraph 5.07(a) shall be reduced to [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] in any country of the TERRITORY in which there is competition with an APPROVED PRODUCT based on the technology, know-how, and proprietary information described herein. The term "competition" as used in this Paragraph 5.05 means all THIRD PARTY, same BODILY FLUID-based diagnostic and/or detection technology which tests and/or screens for the same substance, indication or condition as an APPROVED PRODUCT and which has been launched in a country of the TERRITORY.

    5.06 Notwithstanding Paragraphs 5.03, 5.04 and 5.07(a), in the event that NON-INVASIVE diagnostic technology based on a different BODILY FLUID from that used in the applicable APPROVED PRODUCT is commercially launched in any country of the TERRITORY which competes with an APPROVED PRODUCT during the royalty term provided in Paragraph 11.02, the parties shall promptly meet to negotiate, in good faith, a mutually acceptable downward adjustment to (a) the payments and royalties owed to EPITOPE for such APPROVED PRODUCT under Paragraph 5.03 or 5.07(a), whichever is applicable; and (b) the forecasts for such country provided to EPITOPE in accordance with Paragraph 5.09.

    5.07  (a)   For NET SALES which are not subject to the royalty
obligations in Paragraph 5.03, as consideration for the license under KNOW-HOW granted to SB under this AGREEMENT, SB shall pay to EPITOPE [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of NET SALES, subject to Paragraphs 5.04, 5.05 and 11.02(b).

    (b) Royalties for the sale of COMBINATION PRODUCT by SB shall be [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] those set forth in this AGREEMENT for [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]. There shall be [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] paid on the sale of any combination product. SB shall pay the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] applicable.

    5.08 SB's royalty obligations under Paragraphs 5.03 shall become effective in each country in the TERRITORY at such time as APPROVED PRODUCT is LAUNCHED in such country. In the event that any person or party [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] and APPROVED PRODUCT in any country in the TERRITORY, such as by [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], then such royalty obligation on NET SALES in such country shall continue [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]. If the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] APPROVED PRODUCT are [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] by a [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] from which [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] can be taken, then SB's royalty obligation [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]. If the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] APPROVED PRODUCT are [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] by a [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] from which [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] can be taken, then the royalties to be paid by SB shall be [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] the levels set out in [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]. If any person or party shall thereafter LAUNCH the APPROVED PRODUCT in such country SB shall [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] and SB shall [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] granted herein.

    5.09 SB will exercise its reasonable efforts and diligence in development, registration and commercialization of APPROVED PRODUCT to the SB MARKET SEGMENTS in the TERRITORY in accordance with SB's business, legal, medical and scientific judgment and SB's normal practices and procedures for products having similar technical and commercial potential. In the event that, the annual aggregate NET SALES in the TERRITORY for a particular APPROVED PRODUCT are less than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the annual forecasted NET SALES in the TERRITORY for such APPROVED PRODUCT, then EPITOPE shall meet with SB to review the reasons for the shortfall and to agree on a plan of action to address such reasons. In addition, SB shall elect one of the following:

    (a) SB can pay EPITOPE the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] which EPITOPE has [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] SB for the NET SALES of such APPROVED PRODUCT in the TERRITORY [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] and the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] for such APPROVED PRODUCT had it [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the annual aggregate NET SALES in the TERRITORY for such APPROVED PRODUCT as forecasted by SB for such year, provided such payment is made by SB within [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] after the close of the relevant forecast year;

    (b) The annual aggregate forecast of NET SALES in the TERRITORY for such APPROVED PRODUCT shall be [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] by [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] the actual annual NET SALES of APPROVED PRODUCT in such country [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], and [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the forecasted annual NET SALES of APPROVED PRODUCT. SB may elect this option [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] during any [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] year period; or

    (c) SB's exclusive license to APPROVED PRODUCT shall be [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] in each country of the TERRITORY in which [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the annual aggregate NET SALES for such APPROVED PRODUCT in such country as forecasted by SB for such year. Further under this subparagraph (c) during any year after the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the LAUNCH of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] APPROVED PRODUCT in which SB is [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] the sales forecast [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] APPROVED PRODUCTS, in any country of the TERRITORY in which [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the annual aggregate NET SALES for the particular APPROVED PRODUCT, SB's license to [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] APPROVED PRODUCT shall [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] in that country.

It is also understood that, for purposes of this Paragraph 5.09:

          (1) Such forecasts shall be produced by SB as part of its normal budgetary process, on a per country basis, once every year for the subsequent year, and such forecasts shall take into account phased-in launches of APPROVED PRODUCT in those countries of the TERRITORY in which SB (itself or through its AFFILIATES or sublicensees) chooses to launch APPROVED PRODUCT as well as the level of market exclusivity APPROVED PRODUCT can be expected to achieve in such countries.

          (2) Such forecasts shall not take into account sales of a particular APPROVED PRODUCT in any country of the TERRITORY in which SB (itself or through its AFFILIATES or sublicensees) chooses not to launch such APPROVED PRODUCT.

          (3) If EPITOPE believes, in good faith, that any such forecast does not represent a reasonable assessment of the likely future sales, the parties shall endeavor to find a mutually acceptable revision of the forecast. If the parties cannot determine such a mutually acceptable resolution, the parties shall submit the dispute to a mutually acceptable third party expert for a final and binding forecast, and the cost of such expert shall be equally shared by the parties.

          (4) In addition, after consultation with EPITOPE, SB shall be permitted to reasonably alter the forecast, as necessary, in any country in which:

                (a) launch of the APPROVED PRODUCT is delayed for reasons beyond SB's, its AFFILIATES' and sublicensees' reasonable direct control, including, but not limited to, pricing and/or reimbursement delays imposed by the relevant governmental authorities;

                (b) SB had forecasted for market exclusivity, but such exclusivity has diminished; or

                (c) a royalty reduction has occurred in accordance with Paragraph 5.05 or a governmental agency in any country of the TERRITORY compels EPITOPE to grant a license to any THIRD PARTY to make, have made, use or sell APPROVED PRODUCT.

6.  COMPULSORY LICENSES AND THIRD PARTY LICENSES

    6.01 In the event that a governmental agency in any country or territory grants or compels EPITOPE to grant a license to any THIRD PARTY to make, have made, use or sell an APPROVED PRODUCT, SB shall have the benefit in such country or territory of the terms granted to such THIRD PARTY to the extent that such terms are more favorable to the THIRD PARTY than those of this AGREEMENT, and the parties shall promptly meet to discuss an appropriate downward adjustment to the forecasts for such country provided to EPITOPE in accordance with Paragraph 5.09. In addition, if EPITOPE is required to supply APPROVED PRODUCT to the THIRD PARTY at lower prices than those at which EPITOPE sells the APPROVED PRODUCT to SB:

          (a) EPITOPE shall [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] for use or sale in the relevant country or territory on the same terms it [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] provided, however, that EPITOPE shall not be required to sell the APPROVED PRODUCT [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION];

          (b) However, if [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], the APPROVED PRODUCT [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] for use or sale in the relevant country or territory [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] that is at [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] SB shall so notify EPITOPE, and EPITOPE shall immediately [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], with the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], as well as [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] all required [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] such APPROVED PRODUCT in the relevant country or territory.

    6.02 If, during the term of this AGREEMENT SB, in its sole discretion, deems it necessary to seek a license from any THIRD PARTY in order to avoid infringement during the exercise of the license herein granted, [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of any royalties or other fees paid to such THIRD PARTY under such license may be deducted from royalties otherwise due EPITOPE under this AGREEMENT.

7.  EXCLUDED PRODUCTS

    7.01  (a)   All sales by EPITOPE of any product designated as an EXCLUDED
PRODUCT in accordance with this AGREEMENT in any country of the world, including all sales resulting from EPITOPE's use of a THIRD PARTY sales force or other marketing organization for such commercialization, shall be subject to the provisions of this Article 7, and shall be considered as sales by EPITOPE for the purpose of the calculation of EPITOPE NET SALES.

          (b) Any PRODUCT which utilizes underlying technology (technology applied to both EXCLUDED and APPROVED PRODUCT) which was funded by SB shall entitle SB to the royalty for an EXCLUDED PRODUCT, and shall be subject to the provisions of this Article 7. There shall be no sale of any such product by EPITOPE or any THIRD PARTY until EPITOPE has provided written notification to SB in accordance with Paragraph 7.02(b).

    7.02  (a)   With respect to those products which become designated as
EXCLUDED PRODUCTS in accordance with this AGREEMENT, EPITOPE shall automatically have an exclusive license, with the right to grant sublicenses, under all of SB's interests and rights in the EXCLUDED PRODUCT PATENTS and EXCLUDED PRODUCT KNOW-HOW to make, have made, use and sell EXCLUDED PRODUCT in the world for the particular SPECIFIED APPLICATION for which it was developed by EPITOPE with funding from SB; and SB shall promptly disclose to EPITOPE and/or supply EPITOPE with all relevant EXCLUDED PRODUCT KNOW-HOW owned by SB or under which SB has a right to grant such license in accordance with this AGREEMENT.

    (b) With respect to those products described in Paragraph 7.01(b), EPITOPE shall notify SB, in writing, of each such product and its SPECIFIED APPLICATION, and EPITOPE shall thereafter have an exclusive license, with the right to grant sublicenses, under all of SB's interests and rights in the EXCLUDED PRODUCT PATENTS and EXCLUDED PRODUCT KNOW-HOW to make, have made, use and sell such product in the world for the particular SPECIFIED APPLICATION.

    7.03  (a)   As consideration for the license of SB's interests and rights under Paragraph 7.02, EPITOPE shall either (1) reimburse SB for all development funds paid by SB for the EXCLUDED PRODUCT or the underlying technology, or (2) pay SB a royalty at the rates stated below. SB shall decide whether the consideration shall be reimbursement of development costs or payment of a royalty, if SB funded at least one-half of the development costs (as determined by the DEVELOPMENT STEERING COMMITTEE). EPITOPE shall otherwise decide whether to reimburse SB for development costs or pay a royalty.

    (b) If SB funded at least one-half of the development costs, the royalty described in Paragraph 7.03(a): (i) shall be [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]% of EPITOPE NET SALES in those countries in which there is an issued and enforceable EXCLUDED PRODUCT PATENT which claims the EXCLUDED PRODUCT or product described in Paragraph 7.01(b) and (ii) shall be [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]% as to all other EPITOPE NET SALES of the EXCLUDED PRODUCT or product described in Paragraph 7.01(b). In each case, the royalty shall be subject to reduction using the same principles described in Paragraph 5.05 in case of competition.

    (c) If SB funded less than one-half of the development costs, the royalty (i) shall be [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]% of EPITOPE NET SALES in those countries in which there is an issued and enforceable EXCLUDED PRODUCT PATENT which claims EXCLUDED PRODUCT or PRODUCT described in Paragraph 7.01(b) and (ii) shall be [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]% as to all other EPITOPE NET SALES of the EXCLUDED PRODUCT or product described in Paragraph 7.01(b). The royalty rate shall be subject to reduction using the same principles described in Paragraph 5.05 in case of competition.

    7.04 Royalties for the sale of EXCLUDED COMBINATION PRODUCT containing an EXCLUDED PRODUCT shall be [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION].

    7.05 EPITOPE's royalty obligations under Paragraphs 7.03 and 7.04 shall become effective in each country in the TERRITORY at such time EXCLUDED PRODUCT is LAUNCHED in such country.

    7.06 EPITOPE's royalty obligations for a particular EXCLUDED PRODUCT or product due to SB under Paragraph 7.03(b)(i) and 7.03(c)(i) shall expire in each country upon the expiration, or invalidation by a court or other legal or administrative tribunal from which no appeal is or can be taken of the last EXCLUDED PRODUCT PATENT in such country which claims such EXCLUDED PRODUCT or product described in Paragraph 7.01(b).

    7.07 Royalty obligations due to SB under Paragraph 7.03(b)(ii) and 7.03(c)(ii) shall expire in each such country upon the earlier of (a) fifteen
(15) years from the date of first marketing of such EXCLUDED PRODUCT or product in such country by EPITOPE or a permitted sublicensee, or (b) in any country which is a member state of the E.C. when all EXCLUDED PRODUCT KNOW-HOW used by EPITOPE in the making, using or selling of such EXCLUDED PRODUCT or product has become publicly known other than by the action of SB or an undertaking connected with SB.

    7.08 Expiration of royalty obligations for a particular EXCLUDED PRODUCT due to SB under both Paragraphs 7.03 and 7.04 in any country of the TERRITORY shall not preclude EPITOPE from continuing to make, have made, use and sell such EXCLUDED PRODUCT in such country and to use EXCLUDED PRODUCT KNOW-HOW without any further royalty obligation or other compensation to SB.

    7.09 Royalty payments due to SB under this Article 7 shall be made in accordance with Article 17.

    7.10 SB shall have no scientific, development, regulatory, commercialization, or financial responsibility or authority, or any other form of responsibility or authority for any EXCLUDED PRODUCT. Thus, SB shall have no responsibility or authority, financially or otherwise, for the attainment and maintenance of regulatory approvals and price registrations for any EXCLUDED PRODUCT.

    7.11 EPITOPE will exercise its reasonable efforts and diligence in development, registration and commercialization of any EXCLUDED PRODUCT or product described in 7.01(b) in accordance with EPITOPE's normal practices and procedures for devices having similar technical and commercial potential, provided, however, that EPITOPE may terminate its rights with respect to any EXCLUDED PRODUCT in any country in the TERRITORY by giving SB at least thirty
(30) days written notice thereof based on a reasonable determination by EPITOPE, using the same standards EPITOPE would use in assessing whether or not to continue development and marketing of a product of its own making, that the patent, medical/scientific, technical, regulatory or commercial profile of such EXCLUDED PRODUCT does not justify continued development or marketing of such EXCLUDED PRODUCT. Termination of EPITOPE's rights with respect to an EXCLUDED PRODUCT in any country in the TERRITORY under this provision shall terminate all licenses granted to EPITOPE in such country related to such EXCLUDED PRODUCT under Article 7 with full reversion to SB of all SB's interest and rights in EXCLUDED PRODUCT PATENTS and EXCLUDED PRODUCT KNOW-HOW in such country related to such EXCLUDED PRODUCT.

    7.12 All EXCLUDED PRODUCT sold by EPITOPE or its sublicensees shall have product design and trade dress which will be clearly distinguishable from all APPROVED PRODUCTS, and EPITOPE and its sublicensees shall be strictly prohibited from promoting any EXCLUDED PRODUCT for any off-label purpose. If off-label use can be documented, then the injured party may require the other party to take all necessary and legally available steps to prevent such off-label use, including but not limited to legal action and cancellation of relevant agreements with any party responsible for such off-label use. The injured party shall also be reimbursed in full by the other party for any lost profit which the injured party can document.

    7.13  If, during the term of the AGREEMENT, EPITOPE, in marketing
EXCLUDED PRODUCT which relies exclusively on an SB PATENT, deems it in its sole discretion necessary to seek a license from any third party in order to avoid infringement during the exercise of the license granted herein, [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of any royalties or any other fees paid to such third party under such license may be deducted from the royalties otherwise due SB for the sale of such EXCLUDED PRODUCT.

8.  APPROVED PRODUCT PROMOTION AND MARKETING BY THE PARTIES

    8.01  (a)   No later than [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE COMMISSION] months from the EFFECTIVE DATE, SB shall provide EPITOPE with a written list of countries of the TERRITORY in which SB intends to market APPROVED PRODUCTS. At the same time, SB will provide EPITOPE with a written business plan outlining SB's envisioned approach to the registration and commercialization of APPROVED PRODUCT in each selected country. Notwithstanding the above, SB may extend the time period provided in this Paragraph 8.01, on a monthly basis, for up to [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], by paying EPITOPE [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] for each month, provided such payment is made no later than fifteen (15) days after the first day of the relevant month;

    (b)   Any country not selected by SB in accordance with this Paragraph
8.01 shall automatically be deleted from the scope of the TERRITORY, provided that, in the event that EPITOPE has not LAUNCHED any APPROVED PRODUCT in any deleted country within two (2) years after the date SB provided the written list to EPITOPE contemplated by this Paragraph 8.01, such deleted country shall automatically become within the scope of the TERRITORY. Once such deleted country has returned within the scope of the TERRITORY, SB shall have six (6) months to provide EPITOPE with a written business plan outlining SB's envisioned approach to the registration and commercialization of APPROVED PRODUCT in such country or else such country shall automatically become deleted from the scope of the TERRITORY. Once so deleted from the TERRITORY, it shall be available for commercialization to either party on a non-exclusive basis without remuneration to the other party. EPITOPE shall promptly reimburse SB for all out-of-pocket expenses connected with EPITOPE's use, if any, of SB's market analysis of each country elected by EPITOPE.

    8.02 During the term of this AGREEMENT, EPITOPE shall have the option to exclusively promote APPROVED PRODUCT(S) to the EPITOPE MARKET SEGMENTS and to all MARKET SEGMENTS in those countries that are not part of the TERRITORY on a product-by-product basis. In the event EPITOPE shall elect not to promote a particular APPROVED PRODUCT to a particular EPITOPE MARKET SEGMENT in a particular country, EPITOPE shall notify SB, in writing, and such market segment in such country shall thereafter be within the scope of the term SB MARKET SEGMENTS, and SB (and its sublicensees) shall be entitled thereafter to exclusively promote such APPROVED PRODUCT to such market segment in such country.

    8.03 The following principles shall apply to the promotion and commercialization of each APPROVED PRODUCT to the SB MARKET SEGMENTS and the EPITOPE MARKET SEGMENTS in the TERRITORY by SB and EPITOPE:

    (a) SB shall be solely responsible for the preparation of a marketing plan to include plans related to the prelaunch, launch, promotion and sale of APPROVED PRODUCT to the SB MARKET SEGMENTS. SB shall be permitted to review EPITOPE's marketing plan related to the prelaunch, launch, promotion and sale of the APPROVED PRODUCTS to the EPITOPE MARKET SEGMENTS (except with respect to any EPITOPE pricing strategy), to ensure that there is no conflict with SB's marketing strategy with respect to such APPROVED PRODUCT, and EPITOPE shall incorporate all of SB's reasonable comments related thereto.

    (b) Each party shall use its own promotional materials, advertising and literature items with respect to its promotion and sale of APPROVED PRODUCT, provided that each party shall have the right to receive copies of the other party's promotional materials, advertising and literature items. EPITOPE shall incorporate all of SB's reasonable comments related thereto. Each party shall bear the financial responsibility for its own promotional materials, advertising and literature items with respect to its promotion and sale of APPROVED PRODUCT.

    (c) All other costs and expenses incurred by a party in the promotion and detailing of APPROVED PRODUCT in accordance with this AGREEMENT, such as, but not limited to, expenses related to a party's sales force or marketing support, shall be at the incurring party's sole expense.

    (d) SB shall book all sales of APPROVED PRODUCT by SB. EPITOPE shall book all sales of APPROVED PRODUCT by EPITOPE.

    (e) Each party shall promote and sell APPROVED PRODUCT strictly in accordance with all administrative, federal, state and local laws and regulations governing such promotion and sale.

    8.04 EPITOPE shall prevent, to the extent legally possible, the unauthorized trans-shipment of APPROVED PRODUCT and EXCLUDED PRODUCTS from outside the TERRITORY into the TERRITORY. Likewise, SB shall prevent, to the extent legally possible, the trans-shipment of APPROVED PRODUCT from inside the TERRITORY to outside of the TERRITORY. If unauthorized trans-shipment can be documented, then the injured party may require the other party to take all necessary and legally available steps to prevent any further unauthorized trans-shipment, including, but not limited to, legal action and cancellation of relevant agreements with any party responsible for the unauthorized trans-shipment. The injured party shall also be reimbursed, in full, by the other party, for any lost profit which the injured party can document.

9.  APPROVED PRODUCT SUPPLY AND DISTRIBUTION

    9.01 During the term of the AGREEMENT, EPITOPE shall supply SB with all SB's and its sublicensee's promotional and commercial requirements for APPROVED PRODUCT, and SB shall exclusively purchase all such commercial requirements from EPITOPE, except as otherwise provided in Paragraph 9.06.
All such APPROVED PRODUCT shall be supplied in the form of a finished pack, i.e., a fully labeled package ready for sale to the appropriate ultimate customer, in an appropriate shipping container. Promptly after the EFFECTIVE DATE, the parties shall establish a Manufacturing Capacity Team consisting of six (6) members, three (3) of whom shall be appointed by SB and three (3) of whom shall be appointed by EPITOPE. The purpose of the Manufacturing Capacity Team shall be to determine the capability of EPITOPE to supply SB's and its sublicensee's promotional and commercial requirements for APPROVED PRODUCT.

    9.02 EPITOPE shall maintain [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] for the purpose of satisfying the supply requirements of APPROVED PRODUCT of SB and its sublicensees under this AGREEMENT. In addition, not later than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] after the EFFECTIVE DATE, EPITOPE shall qualify [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] for the purpose of satisfying the supply requirements of APPROVED PRODUCT of SB and its sublicensees under this AGREEMENT which EPITOPE is unable to supply on its own. All such facilities shall each (i) have an approved Device Master File for APPROVED PRODUCT, (ii) be a GMP facility; and
(iii) be approved by the Manufacturing Capacity Team, such approval not to be unreasonably withheld or delayed. Furthermore, immediately after the EFFECTIVE DATE, EPITOPE shall transfer all KNOW-HOW and other technical information to SB necessary to enable SB to qualify [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] for the purpose of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of APPROVED PRODUCT of SB and its sublicensees under this AGREEMENT which EPITOPE [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] its own [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] in accordance with [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION].

    9.03 SB shall pay EPITOPE for supplying APPROVED PRODUCT as set forth below in Paragraph 9.03 (a), (b), (c) and (f). In addition, SB shall pay EPITOPE for supplying its commercial requirements for APPROVED PRODUCT at a cost to be mutually negotiated by the parties in good faith. In no case, however, shall SB pay more than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION].

    (a) SB shall pay EPITOPE [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] /unit for each ORASURE HIV-1 ORAL SPECIMEN COLLECTION DEVICE supplied to SB for its requirements in the TERRITORY. It is understood that EPITOPE may [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] by an amount equal to any [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], provided such [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] is subject to an audit by SB, and further provided such [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] is capped on an annual basis to the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] for the year prior to the year in question. Further, in the event EPITOPE enters into [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] then [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] may be taken on [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] provided that the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] cannot be greater than the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] for the same time period.

    (b) SB shall pay EPITOPE for SB's reasonable promotional requirements [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] /unit for each ORASURE HIV-1 ORAL SPECIMEN COLLECTION DEVICE. It is understood that EPITOPE may [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] by an amount equal to any [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], provided such [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] is subject to an audit by SB, and further provided such increase is capped on an annual basis to the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] for the year prior to the year in question. Further, in the event EPITOPE enters into [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] then, [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] may be taken on contract expiration provided that the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] cannot be greater than the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] for the same time period.

    (c) For Over-the-Counter products, the packaging cost will be determined by the Manufacturing Capacity Team. SB will reimburse EPITOPE for any excess of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] on a per unit basis. If [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], EPITOPE will reimburse SB for any excess of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]on a per unit basis.

    (d) In addition, notwithstanding Paragraph 9.01, it is understood that if SB can [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] after the APPROVED PRODUCT's LAUNCH date obtain such APPROVED PRODUCT more economically (i.e., at a charge to SB at least [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] less than EPITOPE's charge to SB for the same quantity of APPROVED PRODUCT) from a legitimate THIRD PARTY supplier, SB may do so provided SB provides reasonable documentation to EPITOPE regarding the THIRD PARTY supplier's price, and EPITOPE does not match such price within [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]. In such event, EPITOPE shall immediately grant SB a co-exclusive license, with the right to grant a sublicenses to such THIRD PARTY supplier, under relevant PATENTS and KNOW-HOW, as well as transfer all required KNOW-HOW and other technical information to SB and the THIRD PARTY supplier to permit the THIRD PARTY supplier to make APPROVED PRODUCT.

    (e) Furthermore, it is understood that, for so long as EPITOPE is supplying APPROVED PRODUCT to SB, the parties shall work together, in good faith, to reduce the COST OF GOODS. [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of any reduction in COSTS OF GOODS, regardless of how they are achieved, including those cost savings achieved due to large scale production, shall be credited to the price charged to SB by EPITOPE for APPROVED PRODUCT supply.

    (f) Notwithstanding Paragraphs 9.03(a) and (b) EPITOPE shall not increase its price to SB above $[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]/unit or $[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]/unit, as appropriate, for the ORASURE HIV-1 ORAL SPECIMEN COLLECTION DEVICE for [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] after the EFFECTIVE DATE.

    9.04 EPITOPE shall be responsible for supplying its own clinical, promotional and commercial requirements of APPROVED PRODUCT and EXCLUDED PRODUCT during the term of this AGREEMENT at its own expense.

    9.05 EPITOPE will use its best efforts to supply or have supplied a sufficient quantity of the APPROVED PRODUCT to meet SB's requirements.

    (a) Within six months of the EFFECTIVE DATE SB will develop a rolling annualized manufacturing forecast, updated quarterly, setting forth anticipated volumes on a country by country and APPROVED PRODUCT by APPROVED PRODUCT basis. SB shall submit written purchase orders setting forth quantities, delivery dates, and shipping instructions for delivery of APPROVED PRODUCT. Shipment of APPROVED PRODUCT will normally take place no earlier than two (2) months after receipt of a purchase order from SB; provided, however, if EPITOPE receives a purchase order for a quantity of APPROVED PRODUCT that is outside the parameters expressed in 9.05(b), shipment of such APPROVED PRODUCT will take place no earlier than three (3) months after receipt of such purchase order.

    (b) SB agrees to purchase and EPITOPE agrees to supply [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the forecasted volume for the first quarter and between [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] and up to [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the amount estimated for the second quarter of any forecast. Further, SB will be solely responsible for the inventory of the APPROVED PRODUCT other than EPITOPE stock awaiting shipment, and EPITOPE will not be required to carry any additional inventory.

    (c) The parties will jointly endeavor to determine when an OTC APPROVAL will occur in each country in the TERRITORY. SB will determine initial estimates of volume in OTC LAUNCH YEAR. In anticipation of such OTC Approval, SB will place its initial firm order covering purchases of the APPROVED PRODUCT. Such initial orders shall allow a three (3) month lead time subsequent to EPITOPE's receipt of all approved packaging and labeling text and illustrations from SB. [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] months prior to the anticipated OTC LAUNCH DATE, SB shall furnish EPITOPE with a written estimate of the quantity of APPROVED PRODUCT which SB expects to purchase during the next [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] calendar quarters beginning [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] months after the furnishing of such estimate. All SB forecasts will be updated on a quarterly basis thereafter.

    (d) EPITOPE and SB will work to develop a plan to manage inventories during the OTC LAUNCH YEAR. This plan will include a provision whereby EPITOPE will maintain an additional inventory of the APPROVED PRODUCT equal to [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of SB's requirements for the current quarter. Further, this requirement will be reduced to a [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] supply of additional inventory during the third quarter following the OTC LAUNCH DATE. This requirement will be reduced to a [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] supply of additional inventory during the fourth quarter following the OTC LAUNCH DATE. EPITOPE retains the right to invoice SB for any and all such additional inventory of the APPROVED PRODUCT up to a maximum limit of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of additional inventory at the end of the OTC LAUNCH YEAR. [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of such inventory will be invoiced with payment terms at net thirty (30) days. The [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of additional inventory will be invoiced on net sixty (60) days' terms and the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of additional inventory will be invoiced at net ninety (90) days. This inventory will be available to SB for immediate shipment if sales exceed SB's forecast. At no time during the OTC LAUNCH YEAR will EPITOPE be required to carry more than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] supply of additional inventory.

    (e) EPITOPE and SB will work together to determine reasonable requirements of inventory to account for expansion into other countries in the TERRITORY and for increases in the number of indications, substances, and/or diseases encompassed by the APPROVED PRODUCT.

    9.06 EPITOPE shall give SB immediate written notice if EPITOPE becomes aware that it will not be able to satisfy SB's or its sublicensee's entire requirements of APPROVED PRODUCT for any quarter on a country-by-country and APPROVED PRODUCT-by-APPROVED PRODUCT basis.

    (a) If EPITOPE is unable to meet SB's forecast demands for APPROVED PRODUCT by failing to ship at least [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of SB's firm orders for [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] in any calendar quarter then at SB's request, EPITOPE shall immediately [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] with the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] as well as [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] all required [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] APPROVED PRODUCT. EPITOPE will continue to use its best efforts to supply SB's and its sublicensee's requirements for APPROVED PRODUCT. Further, EPITOPE will cooperate with SB including [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] if necessary to secure [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] SB or an outside supplier as a secondary manufacturing site. SB shall have such right until EPITOPE provides SB with written assurances that EPITOPE is able to meet such demands in the next calendar quarter.

    (b) If EPITOPE fails to meet SB's forecast demands for APPROVED PRODUCT by failing to ship at least [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of SB's firm orders for [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] in any calendar year then EPITOPE shall immediately [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] with a [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] APPROVED PRODUCT. The Manufacturing Capacity Team shall meet to determine revised EPITOPE manufacturing forecast. If the Manufacturing Capacity Team cannot agree then the matter shall be [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] for resolution. If EPITOPE's failure to meet SB's forecasted demand resulted from circumstances set forth in Article 19, then the Manufacturing Capacity Team shall set forth a timetable when EPITOPE will be able to resume supplying SB requirements for APPROVED PRODUCT.

    (c) If EPITOPE fails to meet SB's forecast demand for an APPROVED PRODUCT in a particular country by failing to ship at least [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of SB's firm orders for that APPROVED PRODUCT in a particular country for [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] in any calendar quarter then SB shall have the rights enumerated in [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] for that particular country; further, if EPITOPE fails to meet SB's forecast demand for an APPROVED PRODUCT in a particular country by failing to ship at least [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of SB's firm orders for that APPROVED PRODUCT in a particular country for [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] in any calendar year, then the parties shall follow the procedure set forth above in [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] for that particular country.

    (d) SB's payment obligation set forth in Article 5 on NET SALES of any APPROVED PRODUCT that EPITOPE is unable to supply shall be reduced by [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] such requirements [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] EPITOPE under Article 9 [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION].

    (e) If SB's unanticipated demand exceeds EPITOPE's manufacturing capacity, SB can [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] the services of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]. However, SB shall reimburse EPITOPE for [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] If such unanticipated demand is still not met, SB shall have the right to [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] but it shall pay EPITOPE [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] the APPROVED PRODUCT.

    9.07 With respect to any APPROVED PRODUCT supplied to SB in accordance with Article 9, SB shall pay EPITOPE for all APPROVED PRODUCT accepted by SB no later than thirty (30) days after its delivery to SB. Amounts past due shall bear a late fee of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] or, if lower, the maximum amount allowed by law, from the invoice date, provided such invoice is sent no earlier than the date of the delivery of the APPROVED PRODUCT for which such invoice is being generated.

    9.08 Notwithstanding anything stated in this AGREEMENT to the contrary, and subject to Paragraph 9.02, it is understood and agreed that EPITOPE shall have the right at any time to satisfy its supply obligations to SB hereunder either in whole or in part through arrangements with THIRD PARTIES engaged to perform services or supply facilities or goods in connection with the manufacture, testing, and/or packaging of APPROVED PRODUCT, provided such APPROVED PRODUCT is produced in accordance with Paragraph 9.12.

    9.09 Upon expiration of the AGREEMENT in each country of the TERRITORY in accordance with Paragraph 11.01, in the event that SB requires a continued supply of APPROVED PRODUCT EPITOPE shall continue to supply SB at the same cost as negotiated by the parties under Paragraph 9.03 and in accordance with the provisions of this Article 9. However, if SB can obtain the manufacture of an APPROVED PRODUCT more economically (i.e. less than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]% of EPITOPE's charge to SB) then EPITOPE shall have [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] to agree to supply such product at an equivalent cost. If EPITOPE fails to meet the lower quote SB is free to use such third party manufacturer.

    9.10 SB shall be solely responsible for the distribution in the TERRITORY of all APPROVED PRODUCT, whether or not such APPROVED PRODUCT is supplied to SB by EPITOPE, subject to EPITOPE's right to promote and commercialize APPROVED PRODUCT to the EPITOPE MARKET SEGMENTS as provided in this AGREEMENT.

    9.11 Delivery of APPROVED PRODUCT supplied by EPITOPE to SB shall be "F.O.B." (as such term is defined by Incoterms 1990), Portland, Oregon, U.S.A., by whatever means SB instructs and EPITOPE determines is reasonable, provided that such shipment is made in accordance with all relevant statutory requirements.

    9.12 EPITOPE represents and warrants, without limitation to any other warranties, express or implied, that all APPROVED PRODUCT shall be supplied to SB free and clear of any liens or encumbrances. EPITOPE further represents and warrants that in the event that EPITOPE breaches its duty to supply SB under this Article 9 and Article 10, such would cause SB irreparable harm for which money damages may not be adequate. Therefore, EPITOPE agrees that, in addition to other remedies, SB shall be entitled to injunctive or other equitable relief to restrain EPITOPE's breach.

    9.13 Within 30 days of the EFFECTIVE DATE, EPITOPE shall enter into an AGREEMENT with [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], in form and substance satisfactory to SB, under which EPITOPE will have an option to [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION].

10. MANUFACTURING STANDARDS AND QUALITY ASSURANCE

    10.01 EPITOPE guarantees that each APPROVED PRODUCT(s) made and shipped by it hereunder will not on the date of shipment be adulterated or misbranded within the meaning of the Food, Drug, and Cosmetic Act ("Act") and any other applicable laws and regulations of the TERRITORY. EPITOPE further agrees to manufacture the APPROVED PRODUCT(s) and maintain its facilities in accordance with GMP's (as defined in the Act). The parties therefore agree that EPITOPE's representations and warranties set forth in this Article 10 do not apply to any text and non-text materials for the labeling and packaging of APPROVED PRODUCT(s) which are supplied to EPITOPE by SB nor do they apply to the advertising and promotional activities and materials produced or conducted by or on behalf of SB in respect of the APPROVED PRODUCT(s). SB accepts full responsibility for the design, content, and use of all such packaging labeling, advertising, and promotional activities and materials. SB further agrees that EPITOPE shall not be responsible if an APPROVED PRODUCT(s) becomes adulterated or misbranded as described above as a result of any packaging, labeling, advertising, or promotional activities or materials supplied by SB to EPITOPE regarding the APPROVED PRODUCT(S) that are not in accordance with the SPECIFICATIONS. EPITOPE will assume responsibility if an APPROVED PRODUCT becomes adulterated or misbranded as described above as a result of any packaging, labeling, advertising or promotional activities or materials in respect of the APPROVED PRODUCT that are not in accordance with SPECIFICATIONS, where such error results from the negligence of EPITOPE.

    10.02 EPITOPE shall test according to its internal standard operating procedures the APPROVED PRODUCT(s) against the SPECIFICATIONS prior to shipment to SB. SB shall test in the APPROVED PRODUCT(s) after receipt as SB deems appropriate. Further, as part of the audit function, SB reserves the right to review Certificates of Analysis, batch records, and perform facility inspection. If, within thirty (30) days after receipt of the APPROVED PRODUCT(s) by SB at either SB's facility or a facility designated by SB, SB notifies EPITOPE in writing that the APPROVED PRODUCT(S) does not meet the SPECIFICATIONS as determined by SB's or a third party's testing of the APPROVED PRODUCT(s), then EPITOPE shall, subject to paragraphs 10.04, 10.05, and 10.06 below, promptly replace all such nonconforming APPROVED PRODUCT(s) with APPROVED PRODUCT(s) meeting the SPECIFICATIONS. Nonconforming APPROVED PRODUCT(s) shall be destroyed by SB at EPITOPE's sole discretion. EPITOPE shall issue a credit to SB in the amount representing EPITOPE's selling price of the nonconforming APPROVED PRODUCT(s) to SB plus freight charges, for the shipment to SB, within thirty (30) days from SB's notice of its determination that the APPROVED PRODUCT(s) is nonconforming or from such notice given by the independent testing laboratory under Paragraph 10.04. EPITOPE's credit to SB for the nonconforming APPROVED PRODUCT(s) shall not be due until sixty (60) days after receipt of SB's request for replacement APPROVED PRODUCT(s), or final determination whether the APPROVED PRODUCT(s) in question was nonconforming, if later. If there is outstanding credit to SB upon termination of this AGREEMENT, EPITOPE will reimburse to SB by check the amount of such credit within thirty (30) days after this AGREEMENT is terminated.

    10.03 SB's failure to notify EPITOPE in accordance with Paragraph 10.02 of a failure to meet SPECIFICATIONS shall constitute acceptance of such APPROVED PRODUCT(s).

    10.04 If EPITOPE and SB do not agree on whether APPROVED PRODUCT(s) meets the SPECIFICATIONS the matter will be submitted for testing to an independent testing laboratory acceptable to both parties. The determination of such independent laboratory will be binding on both parties. The cost of the independent testing laboratory shall be borne by the party whose testing results were in error.

    10.05 EPITOPE and SB will each promptly send to the other a copy of each customer complaint received in connection with the APPROVED PRODUCT(s). Each party will give the other immediate notice of any contemplated recall. Any recall of APPROVED PRODUCT(s) other than that PRODUCT sold by EPITOPE in the EPITOPE MARKET SEGMENTS will be handled by SB in accordance with its recall procedures. EPITOPE and SB will cooperate in any recall. In the event APPROVED PRODUCT(s) is recalled for medical or safety reasons due to the negligence or willful misconduct of EPITOPE, EPITOPE shall take back any trade inventory and/or APPROVED PRODUCT(s) in consumers possession so affected and refund SB's purchase price of such APPROVED PRODUCT(s). EPITOPE will pay any (including SB's) recall costs, as well as damages and settlements, to the extent they result from EPITOPE's negligence or willful misconduct. In the event an APPROVED PRODUCT(s) is recalled for any reasons due to the negligence or willful misconduct of SB, SB shall take back any trade inventory and/or APPROVED PRODUCT(s) in consumer's possession so affected, and pay any royalties due EPITOPE on the sale of all recall APPROVED PRODUCT(s) previously sold to SB. SB will pay any (including EPITOPE's) recall costs, as well as damages and settlements to the extent they result from SB's negligence or willful misconduct. For any recall due to reasons other than the negligence of willful misconduct of either party, each party shall be responsible for its costs, damages and settlements related to such recalls provided, however, EPITOPE, at SB's request, will replace all trade inventory taken back or destroyed by SB as a result of such recall at no profit, charging SB only the costs of materials and direct labor associated with such replacement APPROVED PRODUCT(s). Further, EPITOPE agrees that no royalties shall be due to EPITOPE on the sale of such replacement APPROVED PRODUCT(S) by SB. Under no circumstances shall either party enter into an agreement or settlement with a third party regarding recall which binds or purports to bind the other party without the other party's prior written consent, which shall not be unreasonably withheld.

    10.06 If EPITOPE fails to supply acceptable replacement APPROVED PRODUCT(s) within sixty (60) days of receipt from SB of its written notice pursuant to Paragraph 10.02 that such APPROVED PRODUCT(s) has not met the written SPECIFICATIONS in effect at the time of shipment to SB, or notice given by the independent testing laboratory under Paragraph 10.04, SB shall have the right to manufacture or have manufactured such quantities of APPROVED PRODUCT(s) as to meet its requirements until such time as EPITOPE gives SB written assurances that EPITOPE is able to supply replacement conforming APPROVED PRODUCT(s). Any APPROVED PRODUCT(s) that is manufactured by SB in accordance with this Paragraph will not be subject to any royalty otherwise due EPITOPE. EPITOPE shall reimburse SB for all reasonable incremental costs incurred by SB if it manufactures APPROVED PRODUCT(s). SB shall keep complete and accurate records of all such costs incurred by SB in the manufacture of the APPROVED PRODUCT(s) for a minimum of two (2) years. Said records shall be open during reasonable business hours to a certified public accountant selected by EPITOPE, who shall at EPITOPE's expense have access to all records deemed by such accountant as reasonably necessary in verifying for EPITOPE not more often than once each calendar year (unless errors are found) such costs incurred by SB.

    10.07 Upon reasonable prior written notice outlining the scope of the inspection and personnel involved, SB shall have the right to inspect EPITOPE's manufacturing facilities used in the production of APPROVED PRODUCT(s) on an annual basis, during normal business hours, to determine compliance with the Act and GMP's.

    10.08 EXCEPT AS EXPRESSLY PROVIDED HEREIN, EPITOPE MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND FURTHER EXPRESSLY DISCLAIMS THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. EPITOPE HAS NOT AUTHORIZED ANYONE TO MAKE ANY REPRESENTATION OR WARRANTY OTHER THAN AS PROVIDED HEREIN. THE WARRANTY REFERRED TO IN PARAGRAPH 10.01 DOES NOT EXTEND TO ANY PRODUCT(S) THAT IS (A) DAMAGED, MODIFIED, OR ALTERED ONCE OUTSIDE EPITOPE'S POSSESSION, (B) NOT STORED IN ACCORDANCE WITH THE APPROVED PACKAGING AND LABELING OR (C) TREATED WITH ABUSE, NEGLIGENCE OR IN ANY IMPROPER MANNER. EXCEPT AS STATED IN PARAGRAPH 10.05 AND ARTICLE 18, IF SO TREATED BY EPITOPE, SB'S RIGHT TO REPLACEMENT OF NON-CONFORMING PRODUCT(S) PURSUANT TO PARAGRAPH 10.02 SHALL BE ITS EXCLUSIVE REMEDY FOR BREACH OF THE FOREGOING WARRANTY. EPITOPE SHALL NOT, IN ANY EVENT, BE LIABLE TO SB FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES UNDER ANY LEGAL OR EQUITABLE THEORY WITH RESPECT TO THE BREACH OF ANY WARRANTY MADE TO SB REGARDING THE PRODUCT(S).

11. TERM AND TERMINATION

    11.01 Unless otherwise terminated, this AGREEMENT shall expire in each country of the TERRITORY upon the later of (a) the expiration, lapse or invalidation of the last remaining PATENT in such country; or (b) fifteen (15) years from the date of LAUNCH in such country of the last APPROVED PRODUCT marketed by SB. The AGREEMENT shall expire in its entirety upon its expiration in all of the countries of the TERRITORY under this provision.

    11.02 (a)   SB's royalty obligations for a particular APPROVED PRODUCT under Paragraph 5.03 in each country of the TERRITORY shall expire upon the expiration or invalidation of the last remaining PATENT in such country which claims the APPROVED PRODUCT. Expiration of SB's royalty obligations for a particular APPROVED PRODUCT under this provision shall not preclude SB from continuing to market such APPROVED PRODUCT and to use KNOW-HOW in such country without further royalty payments to EPITOPE, except as otherwise provided by Paragraph 5.07(a) and 11.02(b).

    (b) Except as otherwise provided by Paragraph 5.05, SB's royalty obligations for a particular APPROVED PRODUCT under Paragraph 5.07(a) in each country of the TERRITORY shall commence upon the date of LAUNCH of such APPROVED PRODUCT in such country and shall expire upon the expiration of the earlier of (i) fifteen (15) years from the date of LAUNCH of such APPROVED PRODUCT in such country, or (ii) in any country which is a member state of the EC when all KNOW-HOW used by SB in the making, using or selling of such APPROVED PRODUCT has become publicly known other than by the action of SB or an undertaking connected with SB. Expiration of SB's royalty obligations for a particular APPROVED PRODUCT under this provision shall not preclude SB from continuing to market such APPROVED PRODUCT and to use KNOW-HOW in such country without further royalty payments to EPITOPE.

    (c) EPITOPE shall have no right to market a particular APPROVED PRODUCT or to use such associated KNOW-HOW in a particular country of the TERRITORY until such time as SB has no further royalty obligations to EPITOPE under
Article 5 with respect to such APPROVED PRODUCT in such country except as otherwise specifically provided in this AGREEMENT.

    11.03 If either party materially fails or neglects to perform its obligations set forth in this AGREEMENT and if such default is not corrected within sixty (60) days after receiving written notice from the other party with respect to such default, such other party shall have the right to terminate this AGREEMENT by giving written notice to the party in default provided the notice of termination is given within six (6) months of the notification of the default and prior to correction of the default.

    11.04 SB may terminate this AGREEMENT with respect to any APPROVED
PRODUCT in any country in the TERRITORY by giving EPITOPE at least thirty (30) days written notice thereof based on a reasonable determination by SB, using the same standards SB would use in assessing whether or not to continue development and marketing of a product of its own making, that the patent, medical/scientific, technical, regulatory or commercial profile of such APPROVED PRODUCT does not justify continued development or marketing of such APPROVED PRODUCT in such country, and such APPROVED PRODUCT shall thereafter be designated as an EXCLUDED PRODUCT with respect to that particular country. Termination of this AGREEMENT with respect to any APPROVED PRODUCT in any country in the TERRITORY under this provision shall terminate all licenses granted to SB in such country under Article 4 with respect to such APPROVED PRODUCT with full reversion to EPITOPE of all EPITOPE's interest and rights in PATENTS and KNOW-HOW in such country to such APPROVED PRODUCT, except as otherwise provided in Article 7. Termination of this AGREEMENT with respect to all APPROVED PRODUCTS in all countries of the TERRITORY shall effectively terminate this AGREEMENT. In the event SB terminates this AGREEMENT with respect to a particular APPROVED PRODUCT in a particular country in the TERRITORY in accordance with this Paragraph 11.04, EPITOPE shall make a reasonable effort to sell, use or otherwise dispose of any inventory held by EPITOPE for such APPROVED PRODUCT for such country as a result of EPITOPE's obligations under Paragraph 9.05, provided that, after EPITOPE has exhausted such efforts, SB shall purchase at current prices any such remaining forecasted inventory of such APPROVED PRODUCT for such country which had at least [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the then current expiration dating at the time SB gave EPITOPE notice in accordance with this Paragraph 11.04.

    11.05 Either party may terminate this AGREEMENT if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty
(60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.

    11.06 Notwithstanding the bankruptcy of EPITOPE, or the impairment of performance by EPITOPE of its obligations under this AGREEMENT as a result of bankruptcy or insolvency of EPITOPE, SB shall be entitled to retain the licenses granted herein, subject to EPITOPE's rights to terminate this AGREEMENT for reasons other than bankruptcy or insolvency as expressly provided in this AGREEMENT, and subject to performance by SB of its preexisting obligations under this AGREEMENT. Notwithstanding the bankruptcy of SB, or the impairment of performance by SB of its obligations under this AGREEMENT as a result of bankruptcy or insolvency of SB, EPITOPE shall be entitled to retain the licenses granted herein, subject to SB's rights to terminate this AGREEMENT for reasons other than bankruptcy or insolvency as expressly provided in this AGREEMENT, and subject to performance by EPITOPE of its preexisting obligations under this AGREEMENT.

    11.07 All rights and licenses granted under or pursuant to this AGREEMENT by EPITOPE to SB, and by SB to EPITOPE, are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the U.S. Bankruptcy Code. The parties agree that each party, as a licensee of such rights under this AGREEMENT, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to performance by the licensee of its preexisting obligations under this AGREEMENT. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against the licenser under the U.S. Bankruptcy Code, the licensee shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to the licensee (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by the licensee, unless the licenser elects to continue to perform all of its obligations under this AGREEMENT, or (b) if not delivered under (a) above, upon the rejection of this AGREEMENT by or on behalf of the licenser upon written request therefor by the licensee, provided, however, that upon the licenser's (or its successor's) written notification to the licensee that it is again willing and able to perform all of its obligations under this AGREEMENT, the licensee shall promptly return all such tangible materials to the licenser, but only to the extent that the licensee does not require continued access to such materials to enable the licensee to perform its obligations under this AGREEMENT.

12. RIGHTS AND DUTIES UPON TERMINATION

    12.01 Upon termination of this AGREEMENT, EPITOPE shall have the right to retain any sums already paid by SB hereunder, and SB shall pay all sums accrued hereunder which are then due.

    12.02 Upon termination of this AGREEMENT in its entirety or with respect to any country under Article 11, SB shall notify EPITOPE of the amount of APPROVED PRODUCT SB and its sublicensees and distributors then have on hand, the sale of which would, but for the termination, be subject to royalty, and SB and its sublicensees and distributors shall thereupon be permitted to sell that amount of APPROVED PRODUCT provided that SB shall pay the royalty thereon at the time herein provided for. In addition, EPITOPE shall make a reasonable effort to sell, use or otherwise dispose of any inventory held by EPITOPE for APPROVED PRODUCT for such country as a result of EPITOPE's obligations under Paragraph 9.05(a), provided that, after EPITOPE has exhausted such efforts, SB shall purchase at current prices any such remaining forecasted inventory of APPROVED PRODUCT for such country which had at least [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the then current expiration dating at the time of termination.

    12.03 Termination or expiration of this AGREEMENT shall terminate all obligations, licenses and rights between the parties arising from this AGREEMENT except those described in Articles 11, 12, 13, and 20 through 23 and Paragraphs 14.02, 14.04, 18.06, 18.07, 18.08, and 18.09, as well as any other provision which, by its terms, is stated to survive the termination or expiration of this AGREEMENT. In addition, any other provision required to interpret and enforce the parties' rights and obligations under this AGREEMENT also shall survive to the extent required for the full observation and performance of this AGREEMENT by the parties hereto.

    12.04 Termination of this AGREEMENT under Paragraph 11.03 for a default by EPITOPE shall terminate SB's obligation to make any remaining payments required by Article 5 for the period effective as of the date EPITOPE received written notice from SB with respect to such default if after the elapse of sixty (60) days from receipt of such notice such default is not corrected. Termination of this AGREEMENT with respect to all countries of the TERRITORY under Paragraph 11.04 shall terminate SB's obligation to make any remaining payments required by Article 5 for periods after the effective date of termination.

    12.05 If, as a result of the happening of any event described in Paragraph 11.05 above, any tangible or intangible asset owned by EPITOPE relating to APPROVED PRODUCT (e.g., intellectual property, machinery) is offered for sale or license, in addition to other remedies in law or equity which may be available to SB, SB shall have a right of first refusal with respect to the asset, with the proviso that, to the extent the asset also relates to subject matter other than APPROVED PRODUCT, SB's right of first refusal shall extend only to so much of the asset as relates to APPROVED PRODUCT. If, as a result of the happening of any event described in Paragraph
11.05 above, any tangible or intangible asset owned by SB relating to EXCLUDED PRODUCT (e.g., intellectual property, machinery) is offered for sale or license, in addition to other remedies in law or equity which may be available to EPITOPE, EPITOPE shall have a right of first refusal with respect to the asset, with the proviso that, to the extent the asset also relates to subject matter other than EXCLUDED PRODUCT, EPITOPE's right of first refusal shall extend only to so much of the asset as relates to EXCLUDED PRODUCT.

    12.06 All rights to terminate, and rights upon termination, provided for either party in this AGREEMENT are in addition to other remedies in law or equity which may be available to either party.

13. EXCHANGE OF INFORMATION AND CONFIDENTIALITY

    13.01 Promptly after the EFFECTIVE DATE, each party shall disclose to the other and/or supply the other with KNOW-HOW and SB KNOW-HOW.

    13.02 During the term of this AGREEMENT and for [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] thereafter, irrespective of any termination earlier than the expiration of the term of this AGREEMENT, EPITOPE and SB shall not use or reveal or disclose to THIRD PARTIES any confidential information received from the other party or otherwise developed by either party in the performance of activities in furtherance of this AGREEMENT without first obtaining the written consent of the other party, except as may be otherwise provided herein, or as may be required for purposes of investigating, developing, manufacturing or marketing APPROVED PRODUCT or EXCLUDED PRODUCT or for securing essential or desirable authorizations, privileges or rights from governmental agencies, or as required to be disclosed to a governmental agency or is necessary to file or prosecute patent applications concerning APPROVED PRODUCT or EXCLUDED PRODUCT or to carry out any litigation concerning APPROVED PRODUCT or EXCLUDED PRODUCT. This confidentiality obligation shall not apply to such information which is or becomes a matter of public knowledge, or is already in the possession of the receiving party, or is disclosed to the receiving party by a THIRD PARTY having the right to do so, or is subsequently and independently developed by employees of the receiving party or AFFILIATES thereof who had no knowledge of the confidential information disclosed. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

    13.03 Nothing herein shall be construed as preventing a receiving party from disclosing any information received from the other party to an AFFILIATE, sublicensee or distributor of the receiving party, provided such AFFILIATE, sublicensee or distributor has undertaken, in writing, a similar obligation of confidentiality with respect to the confidential information.

    13.04 All confidential information disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this AGREEMENT based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (a) that confidential information received from the other party under this AGREEMENT remains the property of the other party and (b) of the confidentiality obligations under this AGREEMENT. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's confidential information and to insure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this AGREEMENT.

    13.05 No public announcement or other disclosure to THIRD PARTIES concerning the existence of or terms of this AGREEMENT shall be made, either directly or indirectly, by any party to this AGREEMENT, except as may be legally required or as may be required for recording purposes, without first obtaining the approval of the other party and agreement upon the nature and text of such announcement or disclosure. The party desiring to make any such public announcement or other disclosure shall inform the other party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other party with a written copy thereof, in order to allow such other party to comment upon such announcement or disclosure. Each party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this AGREEMENT to the Securities and Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either party included in any such disclosure.

    13.06 Neither SB nor EPITOPE shall submit for written publication or oral presentation any manuscript, abstract or the like which includes data or other information generated and provided by the other party or developed by either party during the term of the AGREEMENT without first obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld. The contribution of each party shall be noted in all publications or presentations by acknowledgment or coauthorship, whichever is appropriate.

    13.07 Nothing in this AGREEMENT shall be construed as preventing or in any way inhibiting SB or EPITOPE from complying with statutory and regulatory requirements governing the development, manufacture, use and sale or other distribution of APPROVED PRODUCT in any manner which it reasonably deems appropriate, including, for example, by disclosing to regulatory authorities confidential or other information received from the other party or THIRD PARTIES.

14. INVENTIONS, PATENTS AND PATENT PROSECUTION

    14.01 During the term of the AGREEMENT, SB shall have the right to review all such PATENTS and all proceedings related thereto and make recommendations to EPITOPE concerning them and their conduct. EPITOPE agrees to keep SB promptly and fully informed of the course of patent prosecution or other proceedings involving such PATENTS including, without limitation, providing SB with copies of substantive communications, search reports and third party observations submitted to or received from patent offices within the TERRITORY. SB shall provide such patent consultation to EPITOPE related to such PATENTS at no cost to EPITOPE. SB shall hold all information disclosed to it under this Paragraph as confidential subject to the provisions of
Article 13. SB shall have the right to assume responsibility for any such PATENT or any part of any such PATENT which EPITOPE intends to abandon or otherwise cause or allow to be forfeited provided that the claim of such PATENT claims APPROVED PRODUCT.

    14.02 Each party shall have and retain sole and exclusive title to all inventions and discoveries which are made, conceived, reduced to practice and generated solely by its employees or agents in the course of or as a result of activities performed in furtherance of this AGREEMENT. Each party shall own a fifty percent (50%) undivided interest in all inventions and discoveries made, conceived, reduced to practice or generated jointly by employees or agents of both parties in the course of or as a result of activities performed in furtherance of this AGREEMENT. Each party shall own, and may fully exploit, all of its rights and interests in PATENTS, SB PATENTS, EXCLUDED PRODUCT PATENTS, KNOW-HOW, SB KNOW-HOW and EXCLUDED PRODUCT KNOW-HOW, without any encumbrances to each other or any THIRD PARTY, except as otherwise specifically set forth in this AGREEMENT.

    14.03 Each party shall promptly notify the other upon the making, conceiving or reducing to practice of any invention or discovery referred to in Paragraph 14.02. With respect to any such invention,

    (a) SB shall have the first right, using in-house or outside legal counsel selected at SB's sole discretion, to prepare, file, prosecute, maintain and extend patent applications and patents concerning all such inventions and discoveries owned in whole by SB or jointly by SB and EPITOPE in countries of SB's choice throughout the world with appropriate credit to EPITOPE representatives, including the naming of such parties as inventors where appropriate and in accordance with the relevant legal requirements, for which SB shall bear the costs relating to such activities which occur at SB's request or direction. SB shall solicit EPITOPE's advice and review of the nature and text of such patent applications and important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and SB shall take into account EPITOPE's reasonable comments related thereto.

    (b) EPITOPE shall have the first right, using in-house or outside legal counsel selected at EPITOPE's sole discretion, to prepare, file, prosecute, maintain and extend patent applications and patents concerning all such inventions and discoveries owned in whole by EPITOPE in countries of EPITOPE's choice throughout the world, for which EPITOPE shall bear the costs relating to such activities which occur at EPITOPE's request or direction. EPITOPE shall solicit SB's advice and review of the nature and text of such patent applications and important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and EPITOPE shall take into account SB's reasonable comments related thereto.

    (c) If SB, prior or subsequent to filing certain patent applications on any inventions or discoveries which are owned in whole or in part by EPITOPE, elects not to file, prosecute or maintain such patent applications or ensuing patents or certain claims encompassed by such patent applications or ensuing patents in any country of the TERRITORY, SB shall give EPITOPE notice thereof within a reasonable period prior to allowing such patent applications or patents or such certain claims encompassed by such patent applications or patents to lapse or become abandoned or unenforceable, and EPITOPE shall thereafter have the right, at its sole expense, to prepare, file, prosecute and maintain patent applications and patents or divisional applications related to such certain claims encompassed by such patent applications or patents concerning all such inventions and discoveries in countries of its choice throughout the world.

    (d) If EPITOPE, prior or subsequent to filing certain patent applications on any inventions or discoveries which are owned in whole by SB, elects not to file, prosecute or maintain such patent applications or ensuing patents or certain claims encompassed by such patent applications or ensuing patents in any country of the TERRITORY, EPITOPE shall give SB notice thereof within a reasonable period prior to allowing such patent applications or patents or such certain claims encompassed by such patent applications or patents to lapse or become abandoned or unenforceable, and SB shall thereafter have the right, at its sole expense, to prepare, file, prosecute and maintain patent applications and patents or divisional applications related to such certain claims encompassed by such patent applications or patents concerning all such inventions and discoveries in countries of its choice throughout the world.

    (e) The party filing patent applications for jointly owned inventions and discoveries shall do so in the name of and on behalf of both SB and EPITOPE. Each of EPITOPE and SB shall hold all information it presently knows or acquires under this Paragraph 14.03 which is related to all such patents and patent applications as confidential subject to the provisions of Article 13.

    14.04 Each party on behalf of itself and its AFFILIATES, and the directors, employees, officers, shareholders, agents, successors and assigns of any of them, hereby waives any and all actions and causes of action, claims and demands whatsoever, in law or equity of any kind it or they may have against the other party and its AFFILIATES, and their officers, directors, employees, shareholders, agents, successors and assigns, which may arise in any way in the course of performance of its rights under Paragraph 14.03 except as a result of the other party's gross negligence, recklessness, or willful misconduct.

    14.05 Notwithstanding the provisions of Paragraph 14.03, each party shall, at its own expense, provide reasonable assistance to the other party to facilitate filing of all patent applications covering inventions referred to in Paragraph 14.02 and shall execute all documents deemed necessary or desirable therefor.

    14.06 SB shall have the right but not the obligation to seek extensions of the terms of PATENTS. At SB's request, EPITOPE shall either authorize SB to act as EPITOPE's agent for the purpose of making any application for any extensions of the term of PATENTS and provide reasonable assistance therefor to SB or shall diligently seek to obtain such extensions or SPC's in either event, at EPITOPE's expense.

    14.07 At SB's request, EPITOPE shall seek to obtain SPC's or authorize SB to obtain SPC's on EPITOPE's behalf. Where SB holds a relevant Marketing Authorization, SB shall at its sole discretion provide to EPITOPE a copy of said Marketing Authorization and any information necessary for the purpose of obtaining an SPC.

15. PATENT LITIGATION

    15.01 In the event of the institution of any suit by a THIRD PARTY against EPITOPE, SB and/or their sublicensees for patent infringement involving the manufacture, use, sale, distribution or marketing of APPROVED PRODUCT or EXCLUDED PRODUCT anywhere in the TERRITORY, the party sued shall promptly notify the other party in writing. SB shall have the right but not the obligation to defend such suit at its own expense. If SB does not commence a defense of such suit within ninety (90) days after it received such written notice, EPITOPE, after notifying SB in writing, shall be entitled to defend such suit at EPITOPE's expense. EPITOPE and SB shall assist one another and cooperate in any such litigation at the other's reasonable request without expense to the requesting party. This paragraph shall not prevent Epitope from timely filing a response to avoid a default in such suit. The party which is not defending a suit may retain counsel to participate in the defense at its own expense.

    15.02 In the event that EPITOPE or SB becomes aware of actual or threatened infringement of a PATENT and/or SB PATENT related to APPROVED PRODUCT or EXCLUDED PRODUCT, anywhere in the TERRITORY, that party shall promptly notify the other party in writing. SB shall have the first right but not the obligation to bring, at its own expense, an infringement action or file any other appropriate action or claim directly related to infringement of a PATENT and/or SB PATENT, wherein such infringement relates to APPROVED PRODUCT or EXCLUDED PRODUCT, against any THIRD PARTY and to use EPITOPE's name in connection therewith and to include EPITOPE's name as a party thereto. If SB does not commence a particular infringement action within ninety (90) days after it received such written notice, EPITOPE after notifying SB in writing, shall be entitled to bring such infringement action or any other appropriate action or claim at its own expense and to use SB's name in connection therewith and to include SB's name as a party thereto. The party conducting such action shall have full control over its conduct, including settlement thereof. In any event, EPITOPE and SB shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting party.

    15.03 EPITOPE and SB shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any party. [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]

    15.04 The parties shall keep one another informed of the status of their respective activities regarding any litigation or settlement thereof concerning APPROVED PRODUCT.

16. TRADEMARKS AND TRADE NAMES

    16.01 Except as otherwise provided in Paragraph 16.04, SB shall be responsible for the selection of all trademarks and trade names which are employed in connection with any APPROVED PRODUCT promoted and sold to the SB MARKET SEGMENTS. SB shall be responsible for registration and maintenance of all such trademarks and trade names, and, in those countries where recordation is required, SB shall be recorded as the registered user of such trademarks. Nothing in this AGREEMENT shall be construed as a grant of rights, by license or otherwise, to EPITOPE to use such trademarks and trade names or any other trademarks and trade names owned by SB for any purpose. SB shall own such trade names and trademarks and shall retain such ownership upon termination of this AGREEMENT.

    16.02 EPITOPE shall be responsible for the selection of all trademarks and trade names which are employed in connection with any APPROVED PRODUCT promoted and sold to the EPITOPE MARKET SEGMENTS. EPITOPE shall be responsible for registration and maintenance of all such trademarks and trade names, and, in those countries where recordation is required, EPITOPE shall be recorded as the registered user of such trademarks. Nothing in this AGREEMENT shall be construed as a grant of rights, by license or otherwise, to SB to use such trademarks and trade names or any other trademarks and trade names owned by EPITOPE for any purpose. EPITOPE shall own such trade names and trademarks and shall retain such ownership upon termination of this AGREEMENT.

    16.03 Nothing in this AGREEMENT shall be construed as a grant of rights, by license or otherwise, to either party, to use the name of the other party or any entity affiliated therewith for any purpose whatsoever except as may otherwise be expressly provided for in this AGREEMENT.

    16.04 (a)   SB shall have an option to a license to use EPITOPE's
proprietary trademark OraSure in connection with APPROVED PRODUCT in its MARKET SEGMENTS in the TERRITORY, provided that SB exercises the option by giving written notice to EPITOPE thereof no later than four (4) months after the EFFECTIVE DATE, and in such case SB shall enter into an appropriate exclusive license and right to use the OraSure trademark in each country of the TERRITORY for the term of this AGREEMENT and after its expiration in accordance with Paragraph 11.01, in connection with the marketing and promotion of APPROVED PRODUCT as contemplated by this AGREEMENT, provided that:

          (i) In consideration for such exclusive license, SB agrees to obtain and/or maintain registration of the OraSure trademark at SB's sole expense in the name of EPITOPE in each country of the TERRITORY in which such trademark is legally available, is not subject to actual confusion in the market with any other trademark, and does not infringe another's trademark. SB shall not be obligated to use such trademark in any such country in which such trademark is not legally available, is subject to actual confusion in the market with any other trademark, or infringes another's trademark. The consideration outlined in this Paragraph 16.04 shall be SB's total financial remuneration obligation to EPITOPE for the exclusive license.

          (ii) SB shall submit representative APPROVED PRODUCT promotional materials employing the OraSure trademark to EPITOPE for EPITOPE's reasonable approval upon their first use and thereafter upon any change or addition to the previously approved promotional materials and as may be required under applicable law to maintain the validity of such trademark.

          (iii) Except in the event of the expiration of the AGREEMENT in a country of the TERRITORY in accordance with Paragraph 11.01, SB's right to use the OraSure trademark will continue on a per country basis as long as SB shall market any product(s) in that country of the TERRITORY in which SB's license rights to APPROVED PRODUCT are terminated in accordance with this AGREEMENT.

    (b) In the event that SB shall elect to use the OraSure trademark in the manner provided in Paragraph 16.04(a), the following shall apply:

          (i) The ownership and all goodwill from the use of the OraSure trademark in each country of the TERRITORY shall vest in and inure to the benefit of EPITOPE.

          (ii) For as long as SB is permitted to use the OraSure trademark in connection with APPROVED PRODUCT in any country of the TERRITORY in accordance with this AGREEMENT, EPITOPE shall not permit the OraSure trademark to be used by any THIRD PARTY in connection with APPROVED PRODUCT in any country outside of the TERRITORY, in order to avoid potential liability issues, except to the extent that regulatory requirements or local laws may require a uniform trademark to be used in such territory. Notwithstanding the foregoing, EPITOPE shall be permitted to use, and may permit THIRD PARTIES to use, its ORASURE trademark in the EXCLUDED TERRITORY and EPITOPE MARKET SEGMENTS that exist on the EFFECTIVE DATE.

          (iii) Nothing in this AGREEMENT shall be construed as a grant of rights, by license or otherwise, to SB to use the OraSure trademark or any other trademarks owned by EPITOPE for any purpose except as otherwise specifically provided in this AGREEMENT.

    16.05 The parties shall meet within six months to discuss the feasibility of transferring the ORASURE trademark in EPITOPE MARKET SEGMENTS in the U.S. and Canada to SB.

17. STATEMENTS AND REMITTANCES

    17.01 SB shall keep, and shall require its AFFILIATES and sublicensees to keep, complete and accurate records of all sales and manufacturing costs, if any, of APPROVED PRODUCT under the licenses granted herein. EPITOPE shall have the right, at EPITOPE's expense, through a certified public accountant or like person reasonably acceptable to SB, to examine such records during regular business hours during the life of this AGREEMENT and for twelve (12) months after the earlier of its termination or the last sale of APPROVED PRODUCT by SB subject to the royalty obligations outlined in Article 5; provided, however, that such examination shall not take place more often than once a year, except such examination may occur more frequently only when the immediate previous examination has revealed material errors, and shall not cover such records for more than the preceding two (2) years and provided further that such accountant shall report to EPITOPE only as to the accuracy of the royalty statements and payments.

    17.02 Within sixty (60) days after the close of each calendar quarter, SB shall deliver to EPITOPE a true accounting of all APPROVED PRODUCT sold by SB, its AFFILIATES and its sublicensees during such quarter and shall, at the same time, pay all royalties due. Such accounting shall show sales on a country-by-country and APPROVED PRODUCT-by-APPROVED PRODUCT basis, and such accounting shall state the NET SALES subject to royalty under Article 5, the calculation of royalties with respect thereto, and shall separately show the calculation of all adjustments thereto.

    17.03 Any tax paid or required to be withheld by SB on account of royalties payable to EPITOPE under this AGREEMENT shall be deducted from the amount of royalties otherwise due. SB shall secure and send to EPITOPE written proof of any such taxes withheld and paid by SB or its sublicensees for the benefit of EPITOPE in a form sufficient to satisfy the United States Internal Revenue Service.

    17.04 All royalties due under this AGREEMENT shall be payable in U.S. dollars. If governmental regulations prevent remittances from a country of the TERRITORY to any other country with respect to sales made in that country, the obligation of SB to pay royalties on sales in that country shall be suspended until such remittances are possible, and once they are possible, SB shall pay EPITOPE any back royalties which may be owed. Alternatively, EPITOPE shall have the right, upon giving written notice to SB, to receive payment in that country in local currency.

    17.05 Monetary conversions from the currency of a foreign country, in which APPROVED PRODUCT is sold, into United States currency shall be calculated at the actual average rates of exchange for the year as used by SB in producing its annual accounts, as confirmed by SB's auditors.

    17.06 (a)   EPITOPE shall keep and require its licensees to keep complete and accurate records of all sales of EXCLUDED PRODUCT under Article 7. SB shall have the right, at SB's expense, through a certified public accountant or like person reasonably acceptable to EPITOPE, to examine such records during regular business hours during the duration of EPITOPE's royalty obligation to SB under Article 7 and for twelve (12) months after its termination; provided, however, that such examination shall not take place more often than once a year, except such examination may occur more frequently only when the immediate previous examination has revealed material errors, and shall not cover such records for more than the preceding two (2) years and provided further that such accountant shall report to SB only as to the accuracy of the royalty statements and payments.

    (b) Within sixty (60) days after the close of each calendar quarter, EPITOPE shall deliver to SB a true accounting of all EXCLUDED PRODUCT sold by EPITOPE and its licensees under Article 7 during such quarter and shall at the same time pay all royalties due. Such accounting shall show sales on a country-by-country and EXCLUDED PRODUCT-by-EXCLUDED PRODUCT basis, and such accounting shall state the EPITOPE NET SALES subject to royalty under Article 7, the calculation of royalties with respect thereto, and shall separately show the calculation of all adjustments thereto.

    (c) Any tax paid or required to be withheld by EPITOPE on account of royalties payable to SB under Article 7 shall be deducted from the amount of royalties otherwise due. EPITOPE shall secure and send to SB written proof of any such taxes withheld and paid by EPITOPE or its sublicensees for the benefit of SB in a form sufficient to satisfy the United States Internal Revenue Service.

    (d) All royalties due under Article 7 shall be payable in U.S. dollars. If governmental regulations prevent remittances from a country of the TERRITORY to any other country with respect to sales made in that country, the obligation of EPITOPE to pay royalties on sales in that country shall be suspended until such remittances are possible, and once they are possible, EPITOPE shall pay SB any back royalties which may be owed. Alternatively, SB shall have the right, upon giving written notice to EPITOPE, to receive payment in that country in local currency for APPROVED PRODUCT.

    (e) Monetary conversions from the currency of a foreign country in which APPROVED PRODUCT is sold, into United States currency, shall be made at the foreign exchange selling rates for trading among banks in amounts of one million ($1,000,000) or more as shown in the Wall Street Journal or comparable source for the last business day of the calendar quarter for which the royalties are being paid. If there is no such rate, the conversion shall be made at the rate for such remittances on that date as certified by Citibank, N.A., New York, New York, U.S.A.

18. WARRANTIES, REPRESENTATIONS, INDEMNIFICATIONS AND INSURANCE

    18.01 As of the EFFECTIVE DATE, EPITOPE warrants that, to the best of its belief and knowledge, it owns the entire right and title to the extent of its ownership interest in PATENTS and KNOW-HOW, or has the right to grant the license outlined in Article 4 with respect to PATENTS and KNOW-HOW, and has the right to enter into this AGREEMENT. EPITOPE further warrants that there is nothing in any THIRD PARTY agreement EPITOPE has entered into as of the EFFECTIVE DATE which, in any way, will limit EPITOPE's ability to perform all of the obligations undertaken by EPITOPE hereunder, including, but not limited to the legal cause of action known as Epitope, Inc. Securities Litigation, Civ. No. 92-759-RE, or which grants any ownership interest to any THIRD PARTY to any APPROVED PRODUCTS, PATENTS or KNOW-HOW. Furthermore, with respect to all of the countries of the TERRITORY, including, but not limited to, the countries of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], in the event any such countries shall be part of the written list to be provided to EPITOPE by SB under Paragraph 8.01, EPITOPE warrants and represents that EPITOPE is able to grant the license to SB outlined in Paragraph 4.01 in each such country. EPITOPE warrants that its distribution agreement with [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] covering [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] is terminated.

    18.02 As of the EFFECTIVE DATE, EPITOPE represents and warrants that:

    (a) There are no actions, suits, or proceedings pending, or, to the knowledge of EPITOPE, threatened against EPITOPE or any subsidiary, EPITOPE's properties, or its patents, in any court or before any governmental or administrative agency, which could have a material adverse effect on the ability of EPITOPE to perform its obligations under this Agreement.

    (b) EPITOPE has never been a party to a proceeding in any court or before any governmental or administrative agency involving a product liability or other claim for damages asserting a defect in any EPITOPE product.

    18.03 EPITOPE warrants that it has disclosed to SB the complete texts of all PATENTS, as well as all information received concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving a PATENT anywhere in the TERRITORY as of the EFFECTIVE DATE. Nothing in this AGREEMENT shall be construed as a warranty that PATENTS are valid or enforceable or that their exercise does not infringe any valid patent rights of THIRD PARTIES. EPITOPE hereby represents that it has no present knowledge from which it can be inferred that PATENTS are invalid or that their exercise would infringe valid patent rights of THIRD PARTIES. A holding of invalidity or unenforceability of any PATENT, from which no further appeal is or can be taken, shall not affect any obligation already accrued hereunder.

    18.04 EPITOPE acknowledges that, in entering into this AGREEMENT, SB has relied upon information supplied by EPITOPE and information which EPITOPE has caused to be supplied to SB by EPITOPE's agents and/or representatives, pursuant to the existing Confidentiality Agreement between the parties (all of such information being hereinafter referred to collectively as "Product Information"), and EPITOPE warrants and represents that, to the best of its belief and knowledge, based on the exercise of reasonable care, skill and diligence, the Product Information is timely and accurate in all material respects. EPITOPE further warrants and represents that, to the best of its knowledge, based on the exercise of reasonable care, skill and diligence under the circumstances, it has not, up through and including the EFFECTIVE DATE, omitted to furnish SB with any information available to EPITOPE concerning APPROVED PRODUCT or the transactions contemplated by this AGREEMENT, which could be material to SB's decision to enter into this AGREEMENT and to undertake the commitments and obligations set forth herein.

    18.05 EPITOPE warrants and represents that, based on the exercise of reasonable care, skill and diligence under the circumstances, it has no present knowledge of the existence of any pre-clinical or clinical data or information concerning APPROVED PRODUCT which EPITOPE has not disclosed to SB as of the EFFECTIVE DATE which could materially influence SB's decision to enter into this AGREEMENT.

    18.06 Except as otherwise set forth in Paragraphs 18.07 and 18.08, SB shall indemnify and hold harmless EPITOPE, its officers, directors, shareholders, employees, subsidiaries, affiliates, partners, successors and assigns from any loss, damage, or liability, including reasonable attorney's fees, resulting from any THIRD PARTY claim, complaint, suit, proceeding or cause of action against any of them arising out of or relating to (i) the administration, utilization and/or ingestion of APPROVED PRODUCT distributed, sold or otherwise provided by SB (or its permitted sublicensee), to the extent the loss, damage, or liability is attributable to SB's conduct or omission, and/or (ii) breach by SB of any of its representations, warranties or covenants in this AGREEMENT, provided:

    (a) SB shall not be obligated under this Paragraph if it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such action, that the injury was the result of the negligence or willful misconduct of any employee or agent of EPITOPE;

    (b) SB shall have no obligation under this Paragraph unless EPITOPE (i) gives SB prompt written notice of any claim or lawsuit or other action for which it seeks to be indemnified under this AGREEMENT, (ii) SB shall have full authority and control over the defense, including settlement, of such claim or lawsuit or other action, and (iii) EPITOPE cooperates fully with SB and its agents in defense of the claims or lawsuit or other action; and

    (c) EPITOPE shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Paragraph at its own expense utilizing attorneys of its choice, provided, however, that SB shall have full authority and control to handle any such claim, complaint, suit, proceeding or cause of action, including any settlement or other disposition thereof, for which EPITOPE seeks indemnification under this Paragraph.

    18.07 Except as otherwise set forth in Paragraphs 18.06 and 18.08, EPITOPE shall indemnify and hold harmless SB, its officers, directors, shareholders, employees, subsidiaries, affiliates, partners, successors and assigns from any loss, damage, or liability, including reasonable attorney's fees, resulting from any THIRD PARTY claim, complaint, suit, proceeding or cause of action against any of them arising out of or relating to (i) the administration, utilization and/or ingestion of APPROVED PRODUCT distributed, sold or otherwise provided by EPITOPE (or its permitted sublicensee) to the extent the loss, damage, or liability is attributable to EPITOPE's conduct or omission, and/ or (ii) a breach by EPITOPE of any of its warranties, representations or covenants in this AGREEMENT, provided:

    (a) EPITOPE shall not be obligated under this Paragraph if it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such action, that the injury was the result of the negligence or willful misconduct of any employee or agent of SB;

    (b) EPITOPE shall have no obligation under this Paragraph unless (i) SB gives EPITOPE prompt written notice of any claim or lawsuit or other action for which it seeks to be indemnified under this AGREEMENT, (ii) EPITOPE shall have full authority and control over the defense, including settlement, of such claim or lawsuit or other action, and (iii) SB cooperates fully with EPITOPE and its agents in defense of the claims or lawsuit or other action; and

    (c) SB shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Paragraph at its own expense utilizing attorneys of its choice, provided, however, that EPITOPE shall have full authority and control to handle any such claim, complaint, suit, proceeding or cause of action, including any settlement or other disposition thereof, for which SB seeks indemnification under this Paragraph.

    18.08 Notwithstanding the foregoing, SB and EPITOPE agree and understand that, in the event of a claim, complaint, suit, proceeding or cause of action arising out of or relating to the administration, utilization and/or ingestion of APPROVED PRODUCT that was distributed or sold by one party and manufactured by the other party or that otherwise involves both activities for which SB was responsible and activities for which EPITOPE was responsible, unless one party agrees to defend the other, each party shall bear costs of and may control its own defense so long as allegations relating to that party's activities remain unresolved, and the indemnification obligations of the parties set forth in Paragraphs 18.06 and 18.07 shall depend upon the proof.

    18.09 Immediately upon the first commercialization of the first APPROVED PRODUCT in accordance with this AGREEMENT, and for a period of five (5) years after the expiration of this AGREEMENT or earlier termination, each party shall obtain and/or maintain, respectively, at its sole cost and expense, product liability insurance in amounts, respectively, which are reasonable and customary in the U.S. medical device industry for companies of comparable size and activities, except that SB may satisfy this requirement through self-insurance. Such product liability insurance shall insure against all liability, including product liability, personal liability, physical injury or property damage. Each party shall provide written proof of the existence of such insurance or self-insurance to the other party upon request therefor. Notwithstanding this Paragraph 18.09 or any other provision of this AGREEMENT, EPITOPE shall maintain products liability insurance, including coverage of indemnification obligation for THIRD PARTY claims pursuant to contract, with a minimum limit of liability of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] per occurrence and in the aggregate annually. If such products liability insurance is written on a 'claims made' basis, EPITOPE shall maintain 'run-off coverage' for [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] years after the date of expiration or termination of the AGREEMENT.

19. FORCE MAJEURE

    19.01 If the performance of any part of this AGREEMENT by either party, or of any obligation under this AGREEMENT, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this AGREEMENT may be required in order to arrive at an equitable solution.

20. GOVERNING LAW

    20.01 This AGREEMENT shall be deemed to have been made in the state of New York and its form, execution, validity, construction and effect shall be determined in accordance with the laws of the state of New York, U.S.A.

21. DISPUTE RESOLUTION

    21.01 Any dispute, controversy or claim arising out of or relating to this AGREEMENT (hereinafter collectively referred to as "Dispute") shall be attempted to be settled by the parties, in good faith, by submitting each such Dispute to appropriate senior management representatives of each party in an effort to effect a mutually acceptable resolution thereof.

    21.02 Any significant controversy, claim, or dispute arising out of or relating to this AGREEMENT or significant breach thereof not settled in accordance with Paragraph 21.01 shall be resolved by binding arbitration.
Such arbitration shall take place in New York, New York and it shall proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Within ten (10) days from the filing of the Demand or Submission, or longer if the parties mutually agree, EPITOPE and SB shall each select one arbitrator; the two arbitrators so appointed shall select and appoint the third neutral arbitrator. Judgment upon the award rendered by arbitrators may be entered in any court having jurisdiction thereof. Costs of arbitration are to be divided by the parties in the following manner: EPITOPE shall pay for the arbitrator it chooses, SB shall pay for the arbitrator it chooses, and the costs of the third neutral arbitrator shall be divided equally. All other costs shall be divided equally.

    21.03 This paragraph shall not prevent a party from resort to a court of competent jurisdiction solely for the purpose of seeking injunctive relief.

22. SEPARABILITY

    22.01 In the event any portion of this AGREEMENT shall be held illegal, void or ineffective, the remaining portions shall remain in full force and effect.

    22.02 If any of the terms or provisions of this AGREEMENT are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

    22.03 In the event that the terms and conditions of this AGREEMENT are materially altered as a result of Paragraphs 22.01 or 22.02, the parties will renegotiate the terms and conditions of this AGREEMENT to resolve any inequities.

23. WAIVER OF BREACH

    23.01 The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

24. ENTIRE AGREEMENT

    24.01 This AGREEMENT, entered into as of the date written above, constitutes the entire agreement between the parties relating to the subject matter and supersedes all previous writings and understandings, including the existing confidentiality agreement between the parties. All KNOW-HOW, other confidential information or PATENTS disclosed under such confidentiality agreement are deemed disclosed to the receiving party hereunder and are governed by the terms hereof. No terms or provisions of this AGREEMENT shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this AGREEMENT by written instruments specifically referring to and executed in the same manner as this AGREEMENT.

    24.02 This AGREEMENT restates, amends, and supersedes the DEVELOPMENT, LICENSE, AND SUPPLY AGREEMENT dated as of February 21, 1995.

25. NOTICES

    25.01 Any notice required or permitted under this AGREEMENT shall be sent by air mail, postage pre-paid, to the following addresses of the parties:

          EPITOPE

          EPITOPE, INC.
          8505 SW Creekside Place
          Beaverton, Oregon 97008, U.S.A.
                Attention:  President

          SB

          SMITHKLINE BEECHAM CONSUMER HEALTHCARE
          100 Beecham Drive
          Pittsburgh, Pennsylvania 15205
          U.S.A.
                Attention:  Vice President, Business Development

          copy to:

          SMITHKLINE BEECHAM CORPORATION
          One Franklin Plaza
          P.O. Box 7929
          Philadelphia, Pennsylvania 19101
          U.S.A.
                Attention:  Corporate Law-U.S. (FP2225)

          SMITHKLINE BEECHAM CONSUMER HEALTHCARE
          100 Beecham Drive
          Pittsburgh, Pennsylvania 15205
          U.S.A.
                Attention:  Legal Department

    25.02 Any notice required or permitted to be given concerning this AGREEMENT shall be effective upon receipt by the party to whom it is addressed.

26. ASSIGNMENT

    26.01 This AGREEMENT, including all of its covenants and obligations, and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective parties. Neither this AGREEMENT nor any interest hereunder shall be assignable by either party without the written consent of the other provided, however, that (a) SB may assign this AGREEMENT or any SB PATENT or EXCLUDED PRODUCT PATENT owned by it to any AFFILIATE, or to any corporation with which it may merge or consolidate or to which it may transfer all or substantially all of its assets to which this AGREEMENT relates, without obtaining the consent of EPITOPE; and (b) EPITOPE may assign this AGREEMENT or any PATENT owned by it to any AFFILIATE, or to any corporation with which it may merge or consolidate or to which it may transfer all or substantially all of its assets to which this AGREEMENT relates, without obtaining the consent of SB.

27. RECORDING

    27.01 SB shall have the right, at any time, to record, register, or otherwise notify this AGREEMENT in appropriate governmental or regulatory offices anywhere in the TERRITORY, and EPITOPE shall provide reasonable assistance to SB in effecting such recording, registering or notifying.

28. EXECUTION IN COUNTERPARTS

    28.01 This AGREEMENT may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this AGREEMENT as of the date first written above.

SMITHKLINE BEECHAM plc

BY:

TITLE:


EPITOPE, INC.

BY:

TITLE:


                           DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT
                          SMITHKLINE BEECHAM plc, L.P.--EPITOPE, INC.

                                          APPENDIX A

                                            PATENTS
                                  ORAL DIAGNOSTIC TECHNOLOGY

Name of Patient/Applic.        App. No.    Country     Status       Description
-----------------------        --------    -------     ------       -----------
Detection of Antibodies        640635      Australia   Issued       Column assay device
in Body Fluids for Diagnostic                                       (foreign:  Australia).
Testing (Nat. name:                                                 Foreign filing of U.S.
Avidin-Biotin Assisted                                              Pat. App. 07/302,877
Immunoassay)


          [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]

Detection of Antibodies        90903466.2   EPO        Issued       Column assay device
in Body Fluids for Diagnostic                          11/14/94     foreign: EPO).  Foreign
Testing                                                             filing of U.S.
                                                                    Pat. App. 07/302,877.


          [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]

                                Method of Treating Body Fluids

Testing Body Fluids for        07/192,015   U.S.      Issued         Method of treating
Diagnostic Testing                                    05/12/92       fluids for diagnostic
                                                      as 5.112,758.  Testing (U.S.)
                                                      Maintenance
                                                      fee due
                                                      12/19/95.

                                          Oral Rinse

Oral Immunoglobulin            69963/91    Australia    Issued        Oral rinse (foreign:
Collection for                                          08/02/93      Australia).  Foreign
Immunoassay                                             as 635997.    filing of U.S. Pat.
                                                        Expires       App. 07/486,415.
                                                        01/25/07


          [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]

Oral Rinse Immunoglobulin      07/410,401    U.S.       Issued        Oral rinse (U.S.).
Collection Kit for                                      06/11/91      Filed 09/21/89.
Immunoassay and Method Thereof                                        as 5,022,409


                             OraQuick Oral Specimen Testing Device

          [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]

Oral Collection Device         07/935,845    U.S.       Issued         OraQuick device:
and Kit                                                 08/23/94       treated pad (U.S.)
                                                        as 5,339,829.



          [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]





Name of Patient/Applic.       App. No.    Country    Status          Description
-----------------------       --------    -------    ------          -----------
                            OraSure Oral Specimen Collection Device

Container for Immunoassay    07/863,756    U.S.     Issued           OraSure device:
with Frangible Nipple                               08/10/93         container.  Filed
                                                    as 5,234,001.    04/06/92 as a CIP of
                                                                     U.S. Pat. App.
                                                                     07/641,739.

          [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]


Oral Collection Device       07/641,739    U.S.     Issued           OraSure device:
and Kit or Immunoassay                              04/14/92 as      treated pad (U.S.)
                                                    5,103,836.       Filed 01/15/91 as a
                                                    Maintenance      CIP of U.S. Pat. App.
                                                    fee due          07/486,415.
                                                    10/14/95.


          [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]

Oral Collection Device       08/026,217    U.S.     Issued            OraSure device:
and Kit for Immunoassay                             08/08/94          untreated pad (U.S.).
                                                    as 5,335,673.     Filed 04/08/92 as a
                                                  Filed 03/01/93.     CIP of U.S. Pat. App.
                                                                      07/865,054.

          [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]



                           DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT
                             SMITHKLINE BEECHAM plc, EPITOPE, INC.

                                          APPENDIX B

                                 BUNDLED PRODUCT ROYALTY CHART

   SmithKline Beecham Clinical            Royalty on Testing
 Laboratories Customer Price to                  Service               Total Exclusive
      Prof. Market Segment               Component of Customer       Manufacturing Period
                                                 Price


          [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]
